UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )
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The RMR Group Inc.
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Notice of 2022 Annual Meeting
of Shareholders and Proxy Statement
Thursday, March 10, 2022 at 9:30 a.m., Eastern time
Live Webcast Accessible at
https://www.virtualshareholdermeeting.com/RMR2022

THE
RMR
GROUP

BUSINESS AT A GLANCE

The RMR Group (Nasdaq: RMR) is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR's vertical integration is supported by approximately 600 real estate professionals in over 30 offices nationwide who manage over $32 billion in assets under management and leverage 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

RMR'S CLIENTS SPAN MULTIPLE REAL ESTATE SECTORS

SERVICE PROPERTIES TRUST	Nasdaq: SVC	Owns a large portfolio of hotels and net lease service and necessity-based retail properties nationwide.
DIVERSIFIED HEALTHCARE TRUST	Nasdaq: DHC	Owns more than 390 medical office and life science properties, senior living communities and wellness centers across the country.
OFFICE PROPERTIES INCOME TRUST	Nasdaq: OPI	Owns a large portfolio of office properties primarily leased to single tenants, including the government, nationwide.
INDUSTRIAL LOGISTICS PROPERTIES TRUST	Nasdaq: ILPT	Owns a national portfolio of industrial and logistics properties.
SEVEN HILLS REALTY TRUST	Nasdaq: SEVN	Originates and invests in first mortgage whole loans secured by middle market and transitional CRE.
TA TravelCenters of America	Nasdaq: TA	Operates or franchises more than 275 travel centers and standalone truck service facilities primarily along the U.S. interstate highway system.
FIVE STAR SENIOR LIVING	Nasdaq: FVE	Manages more than 175 senior living communities within the U.S.
SONESTA	Private	Owns, manages and franchises more than 1,100 locations, more than 99,000 guest rooms and a diversified portfolio of 15 brands across multiple markets.

BUSINESS HIGHLIGHTS

- In September, RMR paid a special dividend to shareholders of $7.00 per share. For the full year of 2021, RMR paid total dividends to shareholders of $8.52 per share.
- RMR ended its fiscal year with approximately $160 million in cash and no debt. RMR is well positioned to pursue a range of capital allocation strategies, with a focus on the growth of its private capital business.
- Private capital real estate assets under management have grown 107% year over year to $1.3 billion.
- Showcasing its development capabilities, RMR completed a $114 million dollar redevelopment of Diversified Healthcare Trust's life science asset in Torrey Pines, California, which is now 100% leased and expected to generate double digit cash on cash returns.
- For fiscal 2021, RMR leased approximately 10.5 million sq. ft. of commercial real estate space on behalf of its clients.
- In 2021, RMR was recognized as Energy Star® Partner of the Year for the third consecutive year, was ranked first nationwide by the Building Owners & Managers Association (BOMA) for having the most 360 designated properties and was selected as the winner of the Institute of Real Estate Management (IREM) Excellence Award - Corporate for demonstrated commitment to the real estate profession. In addition, RMR was named as one of the Top Places to Work in Massachusetts by The Boston Globe for the second consecutive year.

As of September 30, 2021, unless otherwise noted.

LETTER TO OUR SHAREHOLDERS FROM YOUR BOARD OF DIRECTORS
Dear Fellow Shareholders:
Please join us for our 2022 Annual Meeting of Shareholders, which will be held virtually at 9:30 a.m. on Thursday, March 10, 2022. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the Internet expedites your receipt of these important materials while lowering costs and reducing the environmental impact of our annual meeting.
Your Board takes seriously our role in the oversight of our Company’s long term business strategy, which is the best path to long term value creation for you, our shareholders. Although we continued to face challenges from the COVID-19 pandemic during 2021, we successfully navigated these challenges and pursued opportunities for growth. Some of our successes and accomplishments include:
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Increasing our total assets under management to $32.7 billion, including increasing our private real estate assets under management by 107% year over year.

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Being recognized by the Boston Business Journal as one of the fastest growing middle market companies in Massachusetts for the second consecutive year and by the U.S. Environmental Protection Agency as an “ENERGY STAR Partner of the Year” for the third consecutive year. We also won the IREM (Institute of Real Estate Management) Excellence award for 2021 for our commitment to the profession, our extraordinary achievements and the positive impact we have on our communities and were named as one of the Top Places to Work in Massachusetts by The Boston Globe for the second consecutive year.

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Guiding our clients to multiple successes, including Sonesta’s completion of its acquisition of RLH Corporation, establishing Sonesta as one of the largest hotel companies and expanding its franchising capabilities and Tremont Mortgage Trust’s merger with and into RMR Mortgage Trust to form Seven Hills Realty Trust, a larger, more diversified mortgage real estate investment trust with a more expanded capital base than its predecessor companies.

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Returning excess capital to shareholders by paying a special dividend of $7.00 per share reflecting our strong financial position and confidence in our financial future.

We continue to monitor changing events and circumstances with an eye to managing for the global good, mitigating the negative impact on our business and best positioning us for growth.
We thank you for your investment in our Company and for the confidence you put in this Board to oversee your interests in our business.
January 12, 2022
Jennifer B. Clark
Ann Logan
Rosen Plevneliev
Adam Portnoy
Jonathan Veitch
Walter C. Watkins, Jr.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS OF THE RMR GROUP INC.
Location: Live Webcast Accessible at https://www.virtualshareholder meeting.com/RMR2022 Date: Thursday, March 10, 2022 Time: 9:30 a.m., Eastern time
Agenda:
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Elect the Director nominees identified in the accompanying Proxy Statement to our Board of Directors;

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Advisory vote to approve executive compensation;

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Advisory vote on the frequency of future shareholder advisory votes relating to our executive compensation;

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Approve The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan;

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Ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2022 fiscal year; and

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Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record Date: You can vote if you were a shareholder of record as of the close of business on January 6, 2022.

Attending the Annual Meeting: Due to the continuing public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders, directors and employees, the Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.
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Record Owners: If you are a shareholder as of the close of business on the record date who holds shares directly, you may participate in the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2022 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

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Beneficial Owners: If you are a shareholder as of the close of business on the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2022 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

Please see the accompanying Proxy Statement for additional information.
By Order of our Board of Directors,
Jennifer B. Clark
Managing Director, Executive Vice President,
General Counsel and Secretary
January 12, 2022

PROXY STATEMENT
The Board of Directors (our “Board”) of The RMR Group Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2022 annual meeting of shareholders. Due to the continuing public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders, directors and employees, our annual meeting will be held virtually via live webcast on Thursday, March 10, 2022, at 9:30 a.m., Eastern time, subject to any postponements or adjournments thereof (the “2022 Annual Meeting”). We are first making these proxy materials available to shareholders on or about January 12, 2022.
Only owners of record of shares of common stock of our Company as of the close of business on January 6, 2022, the record date for our 2022 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of shares of our Class A Common Stock (“Class A Common Shares”) are entitled to one vote for each Class A Common Share, holders of shares of our Class B-1 Common Stock (“Class B-1 Common Shares”) are entitled to ten votes for each Class B-1 Common Share and holders of shares of our Class B-2 Common Stock (“Class B-2 Common Shares,” and, together with Class A Common Shares and Class B-1 Common Shares, “Common Shares”) are entitled to ten votes for each Class B-2 Common Share. Holders of our Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares will vote as a single class on all matters at our 2022 Annual Meeting. Our Class A Common Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). On January 6, 2022, there were 15,485,011 Class A Common Shares, 1,000,000 Class B-1 Common Shares and 15,000,000 Class B-2 Common Shares issued and outstanding.
The mailing address of our principal executive office is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2022 ANNUAL MEETING TO BE HELD ON THURSDAY, MARCH 10, 2022.
The Notice of 2022 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the fiscal year ended September 30, 2021 are available at www.proxyvote.com.

PLEASE VOTE
Please vote to play a part in our future. Nasdaq rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.
PROPOSALS THAT REQUIRE YOUR VOTE
PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1	Election of Directors	Page 9	✓ FOR	Plurality of all votes cast
2	Advisory vote to approve executive compensation	Page 22	✓ FOR	Majority of all votes cast*
3	Advisory vote on the frequency of future advisory votes to approve executive compensation	Page 37	EVERY YEAR (“1 Year” on proxy card)	Majority of all votes cast*
4	Approval of The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan	Page 38	✓ FOR	Majority of all votes cast
5	Ratification of independent auditors	Page 45	✓ FOR	Majority of all votes cast*

*
Nonbinding advisory vote.

You can vote in advance in one of three ways:
via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern time, on March 9, 2022 to authorize a proxy VIA THE INTERNET.

by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on March 9, 2022 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.

If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.
PLEASE VISIT: www.proxyvote.com
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To review and download easy to read versions of our Proxy Statement and Annual Report.

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To sign up for future electronic delivery to reduce the impact on the environment.

THE RMR GROUP INC.	2022 Proxy Statement 1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Composition

We are currently governed by a six member Board of Directors. Ensuring our Board is comprised of Directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long-term interests of shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board continues to actively evaluate its composition. Our Board’s expansion and refreshment activities have increased the ratio of Independent Directors to Managing Directors, and created more skill mix and diversity.
Sustainability

We understand the importance of leading a sustainable business and regularly consider ways to improve our internal culture and the communities in which we operate. Our annual sustainability report can be found at https://www.rmrgroup.com/corporate-sustainability. In this “Sustainability” section, unless the context requires otherwise, references to “we,” “us” and “our” refer to The RMR Group Inc. and The RMR Group LLC (“RMR LLC”). Highlights of our Environmental, Social and Governance (“ESG”) strategies are as follows:
Environmental. We understand the importance of environmental sustainability and seek to mitigate the impact of the properties we manage through strategies and best practices that enhance competitiveness and optimize operational efficiency. We have incorporated specific sustainability objectives into our overall business strategy and portfolio management through the following programs:
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Environmental surveys are conducted prior to acquiring a property.

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Environmental safety checklists at the property level are reviewed quarterly.

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Environmental safety training for engineers is conducted annually with 100% participation.

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Waste programs include diversion, rightsizing, education and expense management.

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Environmental-friendly cleaning and pest control support indoor environmental quality.

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Number of ENERGY STAR and Leadership in Energy and Environmental Design (“LEED”) certified buildings continue to increase each year.

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Energy costs managed through supply contracts in deregulated energy markets.

We received the ENERGY STAR® Partner of the Year Award for the third consecutive year for our outstanding efforts as a Service and Product Provider in executing ENERGY STAR related activities at buildings we manage on behalf of our clients.
Social. We believe the foundation of our success begins with ensuring our employees are given the opportunity to participate in first-in-class benefits programs and competitive salaries. We aim to attract professionals that seek out and capture synergies throughout the organization and their personal lives while advancing social and environmental stewardship. Diversity within our teams helps drive individual and group performance that benefits us and our clients.
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Employees and Equal Opportunity. As of September 30, 2021, we employed approximately 600 real estate professionals, including 46% in our corporate office and 54% across our more than 30 offices throughout the United States. The average tenure of our employees was 6.3 years. We ensure employees receive competitive salaries and benefits and we aim to attract professionals who will uphold our values of social and environmental stewardship.

We are an equal opportunity employer, with all qualified applicants receiving consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability or protected veteran status. Throughout our organization, including our Board, we are committed to racial equality and fostering a culture of diversity and inclusion. We have made

2 THE RMR GROUP INC.	2022 Proxy Statement

diversity and inclusion an important part of our hiring, retention and development programs. As of September 30, 2021, 37% and 27% of our approximately 600 employees were female and non-white, respectively.
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Board Diversity. As of September 30, 2021, our Board of Directors composition included 50% of members from underrepresented communities, including 33% female and 17% African American. Our Board has satisfied the diversity standards under the new Nasdaq listing rule in advance of its effective time.

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Employee Engagement, Education and Training. Our employee engagement initiatives align with our goal of being an employer of choice with a thriving workforce that encourages career enrichment and positions us for growth. Our programs are carefully designed for hiring, developing and retaining the best talent in the real estate industry. Our recruiting programs, on-boarding and retention programs and our development and on-going training programs currently include the following:

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LiveWell Employee Wellness Program: Our LiveWell program has steadily gained traction since it was launched in 2016 with the goal of providing resources and incentives to enhance employees’ physical, emotional and financial wellness. LiveWell includes a range of educational presentations, webinar series and wellness competitions.

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Managing with Impact: Since 2016, we hosted Managing with Impact workshops for managers throughout the company to expand their perspectives and increase their confidence as a new manager. Within their first year, managers complete the workshop and learn how to effectively delegate, solve problems and give meaningful performance feedback.

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Tuition Reimbursement Program: We offer tuition assistance up to $20,000 annually for work-related education from accredited colleges and universities in order to deepen employees’ skillsets and support personal enrichment.

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Accelerated Women in Leadership Program: Our Accelerated Women in Leadership Program (“AWLP”) is a targeted learning experience that helps women strengthen and leverage their contribution and impact as professionals and leaders. Participants explore a variety of topics that help them manage biases that can be limiting, strengthen their executive presence, influence and negotiate more effectively, and integrate work and home life. In 2020 and 2021, two cohorts of women professionals participated in AWLP. A third cohort is scheduled to kick off in early 2022.

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Next Generation Executive Program: In 2021 and 2022, we are sponsoring three rising leaders in The Partnership, Inc.’s Next Generation Executive Program (“NGE”). Admission to NGE is highly competitive and limited to a select group of America’s most promising multicultural leaders. The program prepares future leaders to meet the unique challenges facing today’s senior executive. Program areas include strategic innovation, organizational change, operating in a global market, team leadership and executive resiliency.

We also prioritize on-going education and training for all employees across our organization as follows:
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Engineering Development Program: Given the increasing challenges within the real estate industry of attracting a qualified and diverse pool of engineers throughout the country, we made it a strategic focus to develop the next generation of qualified building engineers. Our Engineering Development Program standardizes the recruitment and development of engineering candidates to prepare them for open positions and to plan for future engineering needs. We recruit from various trade schools and job fairs to identify candidates for the two-year program with a curriculum that includes specific onboarding plans for training in electrical, HVAC, or plumbing trades and covers a range of essential engineering staff development topics.

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Industry Associations & Credentials: In order to further their professional development, many of our employees seek out credentials and association memberships, with any membership costs reimbursed by us. Examples of credentials and association memberships include: BOMA Membership and Event Participation, Certified Property Manager, Certified Public Accountant, National Association of Industrial and Office Properties, LEED Accredited Professional, Certified Energy Manager and Fitwel Ambassador.

THE RMR GROUP INC.	2022 Proxy Statement 3

In 2021, we were recognized by The Boston Globe for the second consecutive year as one of The Top Places to Work in Massachusetts in the Large Employers category, and we received the Excellence Award from the Institute of Real Estate Management. In 2020, we were recognized by the Boston Business Journal as the “Fastest Growing Middle Market Company in Massachusetts,” and by Commercial Property Executive as 9th in its list of Top Commercial Property Management Companies. In 2019, we received the Real Estate Management Excellence Award for Employee & Leadership Development from the Institute of Real Estate Management and were ranked 75th on Fortune Magazine’s list of 100 fastest growing companies.
Governance

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Board and Management Diversity. We are an equal opportunity employer that believes workforce excellence starts at the highest levels of our organization and extends to every employee within our organization. Members of our and our clients’ leadership teams are comprised of individuals who exhibit ethics and integrity, have business acumen, sound judgment and a strong record of achievements. All of our Board and its committees include members of diverse backgrounds, perspectives and experiences, including professional experience, skills and community membership.

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Inclusive Work Culture. We seek to attract and retain top talent through an inclusive work culture with leadership programs and initiatives like the RMR Leans In program, Accelerated Women in Leadership Program, Managing with Impact and other internal investments in broad-based training and development.

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ESG Program. Our ESG program is managed within the functional groups that perform environmental, social and governance activities. These functional groups, including Investor Relations, Engineering and Human Resources, report to members of the executive committee, which oversees all ESG activities. Our independent board members and those of our clients review our ESG program performance and provide feedback that helps shape existing and new initiatives. We have a broad range of corporate governance and sustainability policies, guidelines and procedures designed to encourage consideration of ESG criteria in the broader context of investment and property management and to ensure compliance with applicable laws.

To learn more about our sustainability initiatives, visit www.rmrgroup.com/corporate-sustainability.
Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

✓
Our Board oversees and monitors strategic planning.

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Business strategy is a key focus of our Board and embedded in the work of Board committees.

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Company management is charged with executing business strategy and provides regular performance updates to our Board.

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Our Board oversees risk management.

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Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

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Company management is charged with managing risk, through robust internal processes and effective internal controls.

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Our Board oversees succession planning and talent development for senior executive positions.

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Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

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In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Directors, as applicable, to nominate and evaluate potential successors.

Our Board’s Role in Oversight of Risk Management

Our Board is elected by our shareholders to oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the safeguarding of our assets, the maintenance of appropriate

4 THE RMR GROUP INC.	2022 Proxy Statement

financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board’s understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.
Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our management, and our management and our Director of Internal Audit are responsible for incorporating risk management in their activities. Our Director of Internal Audit reports to our Audit Committee and provides us with advice and assistance with our risk management function.
In discharging their oversight responsibilities, our Board and Board committees review regularly a wide range of reports management, internal audit and service providers provide, including:
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reports on market and industry conditions;

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reports on the impact of the COVID-19 pandemic on our business;

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operating and regulatory compliance reports;

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financial reports;

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reports on risk management and ESG activities and initiatives;

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regulatory and legislative updates that may impact us;

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reports on the security of our information technology processes and our data; and

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legal proceedings updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with our management, our Director of Internal Audit, legal counsel, our independent auditors and other professionals, as appropriate.
Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting. Our Audit Committee also reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings to our Board. Our Audit Committee also meets periodically with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management.
Our Audit Committee considers risks related to cybersecurity and receives regular reports from our management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments.
Our Compensation Committee whose responsibilities are detailed in its charter, among other responsibilities, reviews the goals and objectives of our executive compensation program; reviews and approves annually the compensation paid by us to each of our executive officers; reviews and considers the incentives and risks associated with our compensation policies and practices; and evaluates the performance of our Director of Internal Audit. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term and appropriately risk balanced decisions.
It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be

THE RMR GROUP INC.	2022 Proxy Statement 5

limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.
To learn more about the risks we face, you can review the matters discussed in Part I, Item 1A. “Risk Factors” and “Warning Concerning Forward Looking Statements” in our Annual Report to Shareholders for the fiscal year ended September 30, 2021 (the “Annual Report”). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Director Independence

Under the corporate governance listing standards of the Nasdaq, to be considered independent:
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a director must not have a disqualifying relationship, as defined in the corporate governance section of the Nasdaq rules; and

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our Board must affirmatively determine that the director otherwise has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate the director independence assessment process, our Board has adopted written Governance Guidelines as described below.

Our Board is comprised of six Directors, including four Independent Directors and two Managing Directors. Under our bylaws (our “Bylaws”), so long as the number of directors is less than five, at least one director must meet the qualifications of a Managing Director and, so long as the number of directors is five or greater, at least two directors must meet the qualifications of a Managing Director. As set forth in our Bylaws, Independent Directors are Directors who are not employees of our Company or any of our subsidiaries, are not involved in our or our subsidiaries’ day to day activities and are persons who qualify as independent under the applicable rules of the Nasdaq and the Securities and Exchange Commission (the “SEC”). As set forth in our Bylaws, Managing Directors are Directors who are not Independent Directors and who have been employees of our Company or any of our subsidiaries or involved in our day to day activities, or the activities of any of our subsidiaries or any of their predecessors for at least one year prior to such Director’s election.
Our Board affirmatively determines whether Directors have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Directors or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Director’s relationship with us, our Board considers all relevant facts and circumstances, not merely from the Director’s standpoint, but also from that of the persons or organizations with which the Director has an affiliation. Based on this review, our Board has determined that Ann Logan, Rosen Plevneliev, Jonathan Veitch and Walter C. Watkins, Jr. currently qualify as independent directors under applicable Nasdaq and SEC criteria and as Independent Directors under our governing documents. In making these independence determinations, our Board reviewed and discussed additional information provided by us and the Directors with regard to each of the Directors’ relationships with us and our affiliates and those companies to which we or our affiliates provide management or advisory services, as applicable. Our Board has concluded that none of these four Directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a Director of our Company or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.
Executive Sessions of Independent Directors

Pursuant to our Governance Guidelines, our Independent Directors are expected to meet in regularly scheduled meetings at which only Independent Directors are present. Our Independent Directors also meet separately with our officers, with our Director of Internal Audit and with our independent auditors. The presiding Director for purposes of leading Independent Director sessions will be the Chair of our Audit Committee, unless the Independent Directors determine otherwise.

6 THE RMR GROUP INC.	2022 Proxy Statement

Board Leadership Structure

All Directors play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Directors is to exercise sound, informed and independent business judgment in overseeing our Company and our strategic direction. Our Directors are skilled and experienced leaders and currently serve or have served as members of senior management in public and private for profit and nonprofit organizations, and also have served as government officials and in academia. Our Directors may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisers. Our Board is small, which facilitates informal discussions and communication from our management to our Board and among Directors. We do not have a Chair of the Board or a lead Independent Director.
Our Chief Financial Officer and Treasurer and our Director of Internal Audit regularly attend Board and Board committee meetings. Special meetings of our Board may be called at any time by the President or by a majority of the Directors then in office. Our Managing Directors, in consultation with our management and our Director of Internal Audit, set the agenda for Board meetings. Other Directors may suggest agenda items as well. Discussions at Board meetings are led by the Managing Director, the Independent Director or a member of management who is most knowledgeable on a subject.
Four of our Directors are independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our governing documents, two of our Directors are Managing Directors, persons who have been employees of our Company or our subsidiaries or involved in our day to day activities or in the day to day activities of any of our subsidiaries or any of their predecessors for at least one year prior to such Director’s election.
Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.
We have also adopted a Code of Business Conduct and Ethics (the “Code”) to, among other things, provide guidance to our Directors, officers and employees to ensure compliance with applicable laws and regulations.
Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have adopted a written charter, and each Board committee reviews its written charter on an annual basis to consider whether any changes are required.
Our Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of Independent Directors under applicable Nasdaq rules who also meet the independence criteria applicable to audit committees under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules under that law.
We are a “controlled company” under the rules of the Nasdaq because Adam Portnoy holds more than 50% of our voting power. Although that would allow our Compensation Committee and Nominating and Governance Committee to include Independent Directors and Managing Directors, both committees are comprised solely of Independent Directors.
Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code and information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code and how to communicate with our Directors, individually or as a group. To access these documents on our website visit www.rmrgroup.com. We intend to satisfy the

THE RMR GROUP INC.	2022 Proxy Statement 7

requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code that apply to the principal executive officer, principal financial officer or controller, or persons performing similar functions, by posting such information on our website.
Prohibition on Hedging

Our Insider Trading Policies and Procedures expressly prohibit members of our Board and our officers from engaging in hedging transactions involving our securities and those of any public company to which RMR LLC or its affiliates provide management services.
Nominations for Directors

Our Nominating and Governance Committee is responsible for identifying and evaluating nominees for Director and for recommending to our Board nominees for election at each annual meeting of shareholders. Our Nominating and Governance Committee may consider candidates suggested by our Directors, officers or shareholders or by others. Shareholders who would like to recommend a nominee for the position of Director should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o The RMR Group Inc., Secretary, at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@rmrgroup.com. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.
Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other interested parties with Directors. Communications should be addressed to Directors in care of the Secretary, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@rmrgroup.com.
Shareholder Nominations and Other Proposals

Deadline to Submit Nominations and Proposals for the 2023 Annual Meeting of Shareholders for Purposes of Rule 14a-4(c)(1): To be timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholder nominations and proposals intended to be made at the 2023 annual meeting of shareholders must be received by us not later than November 28, 2022; provided, that, if the date of the 2023 annual meeting of shareholders is more than 30 days earlier or later than March 10, 2023, then a shareholder’s notice must be so delivered a reasonable time before we send our proxy materials for the 2023 annual meeting of shareholders to our shareholders.
Deadline to Submit Proposals for the 2023 Annual Meeting of Shareholders for Purposes of Rule 14a-8: Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive office on or before September 14, 2022 in order to be eligible to be included in the proxy statement for the 2023 annual meeting of shareholders; provided, that, if the date of the 2023 annual meeting of shareholders is more than 30 days before or after March 10, 2023, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.

8 THE RMR GROUP INC.	2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Jennifer B. Clark and Adam Portnoy for election as Managing Directors and Ann Logan, Rosen Plevneliev, Jonathan Veitch and Walter C. Watkins, Jr. for election as Independent Directors. Each Director nominee currently serves on our Board. If elected, each nominee would serve until our 2023 annual meeting of shareholders and until his or her successor is duly elected and qualifies, subject to the individual’s earlier death, resignation, retirement, disqualification or removal.
We expect that each nominee for election as a Director will be able to serve if elected. However, if a nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.

THE RMR GROUP INC.	2022 Proxy Statement 9

Director Criteria, Qualifications, Experience and Tenure

Our Board performs an assessment of the skills and the experience needed to properly oversee the interests of our Company. Generally, our Board reviews both the short- and long-term strategies of our Company to determine what current and future skills and experience are required of our Board in exercising its oversight function and in the context of our strategic priorities. Our Nominating and Governance Committee and our Board consider the qualifications, characteristics and skills of Directors and Director candidates individually and in the broader context of our Board’s overall composition when evaluating potential nominees for election as Director.
Our Board believes that its members should:

•
exhibit high standards of integrity and ethics;

•
have business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and be able to make independent analytical inquiries;

•
have a strong record of achievements;

•
have knowledge of the asset management industry, commercial real estate (“CRE”) industry and real estate investment trusts (“REITs”);

•
have diverse perspectives, backgrounds and experiences, including professional background, skills and community membership; and

•
be committed to serve on our Board over a period of years in order to develop knowledge about our operations and have sufficient time and availability to devote to Board and committee matters.

In addition, our Board has determined that our Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. Our Board believes that Directors with one or more of the following professional skills or experiences can assist in meeting this goal:

•
work experience with a proven record of success in his, her or their field;

•
risk oversight/management expertise;

•
accounting and finance, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry;

•
operating business and/or transactional experience;

•
management/leadership experience;

•
knowledge of our historical business activities;

•
familiarity with client sectors;

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familiarity with the public capital markets;

•
experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•
service on other public company boards and committees;

•
qualifying as a Managing Director in accordance with the requirements of our governing documents; and

•
qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Board Diversity Matrix

The Nominating and Governance Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Our Board has satisfied the requirements of Nasdaq Rule 5605(f) ahead of its effective time. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

10 THE RMR GROUP INC.	2022 Proxy Statement

Total Number of Directors				6
Part I: Gender Identity	Female	Male	Non-Binary		Did Not Disclose Gender
Directors	2	4	—		—
Part II: Demographic Background
African American or Black	—	1	—		—
Alaskan Native or Native American	—	—	—		—
Asian	—	—	—		—
Hispanic or Latinx	—	—	—		—
Native Hawaiian or Pacific Islander	—	—	—		—
White	2	3	—		—
Two or More Races or Ethnicities	—	—	—		—
LGBTQ+				—
Did Not Disclose Demographic Background				—
A plurality of all the votes cast is required to elect a Director at our 2022 Annual Meeting.
The names, principal occupations and certain other information and the nominees for Directors, as well as a summary of the key experiences, qualifications, attributes and skills that led our Nominating and Governance Committee and our Board to conclude that such persons are currently qualified to serve as Directors, are set forth on the following pages.
Our Board of Directors recommends a vote “FOR” the election of all Director nominees.

THE RMR GROUP INC.	2022 Proxy Statement 11

Directors and Director Nominees to be Elected at Our 2022 Annual Meeting

Jennifer B. Clark Age: 60 Managing Director since 2018 Term: Term expiring at our 2022 Annual Meeting	Board Committees: None	Other RMR Managed Public Company Boards(1): • Five Star Senior Living Inc. (since 2020) • Office Properties Income Trust (since 2021) Other Non-RMR Managed Public Company Boards: None

Ms. Clark has been our Executive Vice President, General Counsel and Secretary since shortly after our formation in 2015. Ms. Clark joined RMR LLC in 1999 as a vice president; she became a senior vice president in 2006, an executive vice president and general counsel in 2008 and secretary in 2015. Ms. Clark serves as secretary of Diversified Healthcare Trust, Industrial Logistics Properties Trust, Service Properties Trust, Office Properties Income Trust, Seven Hills Realty Trust (formerly known as RMR Mortgage Trust), Five Star Senior Living Inc. and TravelCenters of America Inc. Ms. Clark also serves as an officer of ABP Trust, our controlling shareholder, director and secretary of Sonesta Holdco Corporation, director, executive vice president and general counsel and secretary of Tremont Realty Capital LLC (formerly known as Tremont Realty Advisors LLC). Ms. Clark also served as a trustee of Diversified Healthcare Trust from 2018 to June 2021, a trustee of RMR Mortgage Trust (now known as Seven Hills Realty Trust) from 2019 to January 2021 and chief legal officer of RMR Mortgage Trust from 2002 to January 2021. Until Tremont Mortgage Trust’s merger with and into RMR Mortgage Trust, Ms. Clark served as secretary of Tremont Mortgage Trust. Until RMR Advisors LLC’s merger with and into Tremont Realty Capital LLC on January 6, 2021, Ms. Clark served as a director of RMR Advisors LLC from 2016 and as its president and chief executive officer from 2019, and prior to that as its executive vice president, general counsel and secretary from October 2017 through December 2018, as vice president and chief legal officer from 2007 through September 2017, and as secretary since 2004. Prior to joining RMR LLC, Ms. Clark was a partner at the law firm of Sullivan & Worcester LLP.

Specific Qualifications, Attributes, Skills and Experience:
•
Professional skills and experience in legal, corporate governance and real estate matters;

•
Leadership position with RMR LLC and demonstrated management ability;

•
Extensive experience in, and knowledge of, the commercial real estate industry and REITs;

•
Institutional knowledge earned through prior service as an officer of our Company and in leadership positions with RMR LLC;

•
Identifies as female; and

•
Qualifying as a Managing Director in accordance with the requirements of our Bylaws.

(1)
RMR LLC or its subsidiaries currently provide management services to seven public companies, including the following five public companies that do not have any employees of their own: Diversified Healthcare Trust (Nasdaq: DHC), Industrial Logistics Properties Trust (Nasdaq: ILPT), Office Properties Income Trust (Nasdaq: OPI), Service Properties Trust (Nasdaq: SVC) and Seven Hills Realty Trust (Nasdaq: SEVN). For these companies with no employees, RMR LLC or its subsidiaries provide all business operations and functions pursuant to the terms of the applicable management agreements with those companies. RMR LLC also provides management services to two public operating companies, Five Star Senior Living Inc. (Nasdaq: FVE) and TravelCenters of America Inc. (Nasdaq: TA), both of which have their own employees but some members of the senior leadership of these companies are also RMR LLC employees.

12 THE RMR GROUP INC.	2022 Proxy Statement

Ann Logan Age: 67 Independent Director since 2015 Term: Term expiring at our 2022 Annual Meeting	Board Committees: • Audit (Chair) • Compensation • Nominating and Governance	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Ms. Logan was previously employed in various executive capacities at Fannie Mae, a U.S. Government sponsored enterprise with various classes of publicly owned securities, including as executive vice president of the single family mortgage business from 1998 to 2000 and as executive vice president and chief credit officer from 1993 to 1998. Since her employment at Fannie Mae, Ms. Logan has been involved in a number of nonprofit organizations, including serving on the boards of The Washington School for Girls and Georgetown Preparatory School, and as chair of the board of trustees of Bryn Mawr College. Ms. Logan previously served from 2005 to 2010 as a member of the board of directors of PHH Corporation, a New York Stock Exchange listed company providing real estate mortgage and automotive fleet services, where she was chair of the risk management committee and served on the audit and compensation committees.

Specific Qualifications, Attributes, Skills and Experience:
•
Experience in the real estate mortgage and credit industries;

•
Valuable perspective on the broader real estate industry;

•
Professional skills, training and expertise in finance and risk management matters;

•
Demonstrated management ability;

•
Service on boards and board committees and experience as a senior executive of a public company;

•
Identifies as female; and

•
Qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Rosen Plevneliev Age: 57 Independent Director since 2017 Term: Term expiring at our 2022 Annual Meeting	Board Committees: • Audit • Compensation • Nominating and Governance (Chair)	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Mr. Plevneliev is the former president of the Republic of Bulgaria, having served from January 22, 2012 to January 22, 2017. From 2009 to 2011, he served as Bulgaria’s Minister of Regional Development and Public Works, overseeing the country’s infrastructure, communications and development projects. Prior to government service, Mr. Plevneliev was a partner and chief executive officer of IRIS International Ltd, a construction management firm that he founded in 1990, and managed several prominent projects in Germany and Bulgaria, including the Reichstag, Munich Airport and the Sofia Business Park, the first business park in Bulgaria and the largest office park in southeastern Europe. Mr. Plevneliev is a former member of the board of directors of the American Chamber of Commerce in Bulgaria, the board of the Confederation of Employers and Industrialists in Bulgaria and the board of the “For Our Children” Foundation.

Specific Qualifications, Attributes, Skills and Experience:
•
Executive experience and demonstrated leadership ability as a former head of state;

•
Experience heading large scale real estate construction and development projects in both the public and private sectors;

•
Experience as a senior executive of a construction management company;

•
Bulgarian national;

•
Identifies as male; and

•
Qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

THE RMR GROUP INC.	2022 Proxy Statement 13

Adam Portnoy Age: 51 Managing Director since 2015 Term: Term expiring at our 2022 Annual Meeting	Board Committees: None
Other RMR Managed Public Company Boards(1):
•
Diversified Healthcare Trust (since 2007)

•
Service Properties Trust (since 2007)

•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust, including its predecessor companies (formerly known as RMR Mortgage Trust since 2009)

•
Industrial Logistics Properties Trust (since 2017)

•
Five Star Senior Living Inc. (since 2018)

•
TravelCenters of America Inc. (since 2018)

Other Non-RMR Managed Public
Company Boards: None

Mr. Portnoy has been our President and Chief Executive Officer since shortly after our formation in 2015. Mr. Portnoy has been the president and chief executive officer of RMR LLC since 2005 and was a director of RMR LLC from 2006 until June 5, 2015 when RMR LLC became a majority owned subsidiary of our Company and we became RMR LLC’s managing member. Mr. Portnoy serves as the chair of the boards of Diversified Healthcare Trust, Industrial Logistics Properties Trust, Office Properties Income Trust, Seven Hills Realty Trust (formerly known as RMR Mortgage Trust), Service Properties Trust, Five Star Senior Living Inc. and TravelCenters of America Inc. Until RMR Advisors LLC’s merger with and into Tremont Realty Capital LLC on January 6, 2021, Mr. Portnoy was a director of RMR Advisors LLC from 2007, and he served as its president from 2007 to September 2017 and its chief executive officer from 2015 to September 2017. Mr. Portnoy has been a director of Tremont Realty Capital LLC (formerly known as Tremont Realty Advisors LLC) since March 2016 and served as its president and chief executive officer from March 2016 through December 2017. Mr. Portnoy is the sole trustee and controlling shareholder and an officer of ABP Trust. Mr. Portnoy is a director and the controlling shareholder of Sonesta Holdco Corporation. Mr. Portnoy served as president and chief executive officer of RMR Mortgage Trust (now known as Seven Hills Realty Trust) from 2007 to 2015 and as president of Office Properties Income Trust from 2009 to 2011. Mr. Portnoy was a managing trustee of Select Income REIT from 2011 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018 and a managing trustee of Tremont Mortgage Trust from 2017 until it merged with and into Seven Hills Realty Trust in September 2021. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). In addition, Mr. Portnoy previously founded and served as chief executive officer of a privately financed telecommunications company. Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria to Massachusetts, as chair of the board of directors of the Pioneer Institute, as a member of the executive committee of the board of directors of the Greater Boston Chamber of Commerce and as a member of the AJC New England’s Leadership Board, and previously served on the board of governors for the National Association of Real Estate Investment Trust and the board of trustees of Occidental College.

Specific Qualifications, Attributes, Skills and Experience:
•
Extensive experience in, and knowledge of, the asset management and commercial real estate industries and REITs;

•
Key leadership position with us and our subsidiaries and demonstrated management ability;

•
Public company director service;

•
Experience in investment banking and private equity;

•
Institutional knowledge earned through prior service on the boards of trustees and directors of our clients and familiarity with our clients’ businesses;

•
Identifies as male; and

•
Qualifying as a Managing Director in accordance with the requirements of our Bylaws.

14 THE RMR GROUP INC.	2022 Proxy Statement

Jonathan Veitch Age: 62 Independent Director since 2020 Term: Term expiring at our 2022 Annual Meeting	Board Committees: • Audit • Compensation • Nominating and Governance	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Mr. Veitch served as President of Occidental College (“Occidental”), a nationally-recognized private liberal arts college, and as a member of the board of trustees of Occidental and a member of the audit committee of the board, from 2009 to June 2020. Prior to becoming President of Occidental, Mr. Veitch held various leadership and management positions with The New School since 1996. Mr. Veitch has received numerous grants and awards in academia, and he has authored numerous publications and articles. Mr. Veitch holds a doctorate in American History from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:
•
Professional skills and experience in governance matters;

•
Management experience and demonstrated leadership ability;

•
Identifies as male; and

•
Qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

Walter C. Watkins, Jr. Age: 75 Independent Director since 2015 Term: Term expiring at our 2022 Annual Meeting	Board Committees: • Audit • Compensation (Chair) • Nominating and Governance	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Mr. Watkins is the principal of WCW Enterprises, LLC, which he founded in 2000 to provide business consulting services and manage certain private investments. Prior to founding WCW Enterprises, Mr. Watkins served in various executive capacities at Bank One Corporation (the successor to First Chicago NBD, NBD Bancorp and National Bank of Detroit) from 1968 to 2000, including serving as executive vice president and president of Bank One, Michigan. As executive vice president, he was responsible for middle market banking in Michigan, Ohio and Kentucky, from 1998 to 2000. As president of Bank One, Michigan, he was the bank’s primary public spokesman, community liaison and business coordinator for the state of Michigan. Mr. Watkins served as the chief development officer for the City of Detroit from 2002 to 2006 and the interim chief executive officer of Detroit Regional Convention Facility Authority from 2009 to 2010. Mr. Watkins is a director of the Omega Historic Preservation Foundation. His past board affiliations include Health Alliance Plan, Detroit Economic Growth Corporation, Detroit Medical Center, Detroit Regional Chamber of Commerce, United Way of Southeast Michigan and Fisk University.

Specific Qualifications, Attributes, Skills and Experience:
•
Demonstrated business leadership as a successful entrepreneur;

•
Work on community boards and committees;

•
Experience as a senior executive officer of a large banking business;

•
Financial background;

•
African American;

•
Identifies as male; and

•
Qualifying as an Independent Director in accordance with the requirements of the Nasdaq, the SEC and our Bylaws.

THE RMR GROUP INC.	2022 Proxy Statement 15

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Directors or executive officers.

Adam Portnoy Age: 51	President and Chief Executive Officer of our Company since 2015 President and Chief Executive Officer of RMR LLC since 2005

Mr. Portnoy’s background and qualifications are described above.

Jennifer B. Clark Age: 60	Executive Vice President, General Counsel and Secretary of our Company since 2015 Executive Vice President and General Counsel of RMR LLC since 2008

Ms. Clark’s background and qualifications are described above.

Matthew P. Jordan Age: 46	Executive Vice President of our Company since 2018 Chief Financial Officer and Treasurer of our Company since 2015 Executive Vice President, Chief Financial Officer and Treasurer of RMR LLC since 2017

Mr. Jordan joined RMR LLC in April 2012 as chief accounting officer; he became senior vice president, chief financial officer and treasurer of RMR LLC in November 2012; and he became an executive vice president of RMR LLC in October 2017 while continuing to serve as RMR LLC’s chief financial officer and treasurer. Mr. Jordan has served as a managing trustee of Seven Hills Realty Trust (formerly known as RMR Mortgage Trust) since January 2021. Mr. Jordan was a managing trustee of Tremont Mortgage Trust from January 2021 until it merged with and into Seven Hills Realty Trust in September 2021. Mr. Jordan was an executive vice president, chief financial officer and treasurer of RMR Advisors LLC from October 2017 until January 6, 2021, when RMR Advisors LLC merged with and into Tremont Realty Capital LLC (formerly known as Tremont Realty Advisors LLC). Mr. Jordan has been a director, president and chief executive officer of Tremont Realty Capital LLC since January 2021; he was the executive vice president from October 2017 to December 2020, was previously treasurer and chief financial officer from its formation in 2016 to December 2020 and a vice president from its formation until October 2017. Prior to joining RMR LLC, Mr. Jordan was employed at Stanley Black & Decker from July 2011 until April 2012 and before then at Ernst & Young LLP. Mr. Jordan is a certified public accountant.

16 THE RMR GROUP INC.	2022 Proxy Statement

Jennifer F. Francis Age: 57	Executive Vice President of RMR LLC since 2020

Ms. Francis joined RMR LLC in 2006 and became a senior vice president of RMR LLC in 2014 and an executive vice president of RMR LLC in 2020. Ms. Francis is responsible for the asset management division of RMR LLC, which includes, office, industrial, senior living and hotel asset management. Ms. Francis has been a managing trustee of Diversified Healthcare Trust since June 2021, its chief executive officer since June 2021 and its president since 2018. She previously also served as chief operating officer of Diversified Healthcare Trust from 2018 until June 2021. Prior to joining RMR LLC, Ms. Francis was a partner at CBRE/NE Partners, where she performed brokerage and corporate advisory services for large corporate clients on their national commercial real estate portfolios. Previously, Ms. Francis was a vice president at The Gunwyn Company where she was responsible for the asset management of a portfolio of commercial, retail and residential assets. Ms. Francis has over 30 years of experience working in the commercial real estate industry. She is on the executive board of the American Seniors Housing Association (ASHA), a member of the Nareit 2021 Advisory Board of Governors, a member of the National Association of Industrial and Office Properties (NAIOP) and a member of the Commercial Real Estate Women (CREW).

John G. Murray Age: 61	Executive Vice President of RMR LLC since 2001

Mr. Murray has served in various capacities with RMR LLC and its affiliates since 1993, including as an executive vice president of RMR LLC since 2001 and as a senior vice president of RMR LLC from 1993 to 2001. Mr. Murray has been a managing trustee and chief executive officer of Service Properties Trust since 2018 and its president since 1996. He also previously served as Service Properties Trust’s chief operating officer from 1996 until June 2018 and its chief financial officer and treasurer from 1995 to 1996. Mr. Murray has also been a managing trustee and the president and chief executive officer of Industrial Logistics Properties Trust since 2018. Mr. Murray also serves as a director of Sonesta Holdco Corporation. From 2014 to 2017, Mr. Murray served as a member of the board of directors of the American Hotel & Lodging Association representing the owners’ segment of the association. Prior to joining RMR LLC, Mr. Murray was employed at Fidelity Brokerage Services Inc. and at Ernst & Young LLP.

Jonathan M. Pertchik Age: 55	Executive Vice President of RMR LLC since 2019

Since December 2019, Mr. Pertchik has been an executive vice president of RMR LLC and chief executive officer and a managing director of TravelCenters of America Inc. Mr. Pertchik is responsible for all travel center operations at RMR LLC. Prior to joining RMR LLC, Mr. Pertchik served as the chief executive officer of InTown Suites, Inc., a large extended stay hotel chain in the United States, from July 2014 to April 2019. From February 2013 to June 2014, Mr. Pertchik served as the chief executive officer of ST Residential, LLC, an owner and manager of luxury condominiums, apartment projects, hotels, and office and retail spaces, where he had previously served as chief operating officer from March 2010 to February 2013. Prior to joining ST Residential, Mr. Pertchik held various executive management positions at WCI Communities, a luxury homebuilder and developer from 2007 to January 2010, and had been a senior vice president and managing principal at The Staubach Company, a leading national real estate tenant representative, from 1999 to 2006. Additionally, Mr. Pertchik served as a member of the board of directors of AV Homes, Inc., a publicly-traded homebuilder, from July 2014 until its sale in October 2018, and has served as a member of the board of directors of Lenkbar, Inc., a private inventor, designer, engineer and manufacturer of medical device products since December 2014.

THE RMR GROUP INC.	2022 Proxy Statement 17

BOARD COMMITTEES
Audit Committee

Members Ann Logan (Chair) Rosen Plevneliev Jonathan Veitch Walter C. Watkins, Jr. 9 meetings in the fiscal year ended September 30, 2021
Our Audit Committee is comprised solely of Independent Directors. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditors and the resolution of disagreements between our management and our independent auditors. Our independent auditors report directly to our Audit Committee. Our Audit Committee also has final authority and responsibility for the appointment and assignment of duties to our Director of Internal Audit. Our Audit Committee reviews the overall audit scope and plans of the audit with our independent auditors. Our Audit Committee also reviews, with our management and our independent auditors, our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.
Our Board has determined that each member of our Audit Committee is financially literate and that Ms. Logan is our Audit Committee’s “financial expert.”

Compensation Committee

Members Walter C. Watkins, Jr. (Chair) Ann Logan Rosen Plevneliev Jonathan Veitch 4 meetings in the fiscal year ended September 30, 2021	Our Compensation Committee is comprised solely of Independent Directors. Our Compensation Committee’s primary responsibilities pertain to overseeing our compensation and employee benefit programs as they apply to executive compensation and annually reviewing and approving the compensation paid by us to each of our executive officers. Our Compensation Committee also evaluates the services provided by the person serving as our Director of Internal Audit and approves the compensation paid by us to such person. Our Compensation Committee also approves (subject to applicable shareholder approval), evaluates and administers all our equity compensation plans.
Nominating and Governance Committee

Members Rosen Plevneliev (Chair) Ann Logan Jonathan Veitch Walter C. Watkins, Jr. 1 meeting in the fiscal year ended September 30, 2021	Our Nominating and Governance Committee is comprised solely of Independent Directors. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to our entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur; to develop and recommend to our Board governance principles for our Company; and to oversee the evaluation of our Board and, to the extent not overseen by our Compensation Committee or a committee composed entirely of Directors meeting the independence requirements of the rules of the Nasdaq, Company management. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.

18 THE RMR GROUP INC.	2022 Proxy Statement

BOARD MEETINGS
In the fiscal year 2021, our Board held five meetings. In the fiscal year 2021, each then Director attended 75% or more of the aggregate of all meetings of our Board and the committees on which he or she served or that were held during the period in which the Director served as a Director or committee member. Our policy with respect to Board members’ attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.rmrgroup.com.
DIRECTOR COMPENSATION
Compensation of Directors

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Directors. Under the currently effective Director compensation arrangements, each Independent Director received an annual fee of $85,000 for services as a Director. The annual fee for any new Independent Director is prorated for the initial year. Each Independent Director and Managing Director received an award of 3,000 Class A Common Shares in fiscal year 2021 for serving as a Director.
Each Independent Director who served as a committee chair of our Audit, Compensation or Nominating and Governance Committees received an additional annual fee of $17,500, $12,500 and $12,500, respectively. Directors were reimbursed for travel expenses they incurred in connection with their responsibilities as Directors and for out of pocket costs they incurred in connection with their attending certain continuing education programs, if any.
Fiscal Year 2021 Director Compensation

The following table details the total compensation of our Directors for the fiscal year ended September 30, 2021 for services as a Director.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation($)	Total($)
Jennifer B. Clark(3)	—	128,550	—	128,550
Ann Logan	102,500	128,550	—	231,050
Rosen Plevneliev	97,500	128,550	—	226,050
Adam Portnoy(3)	—	128,550	—	128,550
Jonathan Veitch	85,000	128,550	—	213,550
Walter C. Watkins, Jr.	97,500	128,550	—	226,050

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Director in fiscal year 2021, consisting of an $85,000 annual cash fee and, for each of Ms. Logan and Messrs. Plevneliev and Watkins, an additional $17,500, $12,500 and $12,500, respectively, for service as a committee chair in fiscal year 2021.

(2)
Equals 3,000 Class A Common Shares multiplied by the closing price of such shares on the award date, March 11, 2021. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards CodificationTM Topic 718, “Compensation—Stock Compensation” (“ASC 718”) (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All awards are fully vested on the award date.

(3)
Managing Directors do not receive cash compensation for their services as Directors. The compensation of Mr. Portnoy and Ms. Clark for their services as our executive officers is not included here and is described below under “Executive Compensation.”

THE RMR GROUP INC.	2022 Proxy Statement 19

OWNERSHIP OF OUR EQUITY SECURITIES
Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of then outstanding Common Shares by each person we know to be the beneficial owner of more than 5% of the respective classes of Common Shares, each Director and Director Nominee, each of our named executive officers, and our Directors and executive officers as a group, all as of January 6, 2022. Unless otherwise noted, to our knowledge, voting power and investment power in Class A Common Shares are exercisable solely by the named person, all percentages of ownership for Class A Common Shares are based on 15,485,011 Class A Common Shares outstanding as of January 6, 2022, and the principal business address of the named beneficial owner is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
Name of Beneficial Owner	Class A Common Shares*		Class B-1 Common Shares		Class B-2 Common Shares		Combined Voting Power
	Number	%	Number	%	Number	%	%
ABP Trust	1,090,564(1)	6.6%	1,000,000	100.0%	15,000,000	100.0%	91.2%
Directors, Director Nominees and Executive Officers:
Adam Portnoy	1,170,502(1)(2)	7.1%	1,000,000(2)	100.0%	15,000,000(2)	100.0%	91.3%
Jennifer B. Clark	32,651	**%	—	—	—	—	**%
Matthew P. Jordan	27,201	**%	—	—	—	—	**%
John G. Murray	20,666	**%	—	—	—	—	**%
Ann Logan	17,578	**%	—	—	—	—	**%
Walter C. Watkins, Jr.	15,000	**%	—	—	—	—	**%
Rosen Plevneliev	11,475	**%	—	—	—	—	**%
Jennifer F. Francis	10,754	**%	—	—	—	—	**%
Jonathan M. Pertchik	9,520	**%	—	—	—	—	**%
Jonathan Veitch	6,000	**%	—	—	—	—	**%
All executive officers and directors as a group (10 persons)	1,321,347(1)	8.0%	1,000,000	100.0%	15,000,000	100%	91.4%

*
Amounts exclude fractional shares.

**
Indicates less than 1.0%.

(1)
Beneficial ownership of Class A Common Shares by ABP Trust and Adam Portnoy in the table above reflects the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares owned by ABP Trust and beneficially owned by Adam Portnoy. These numbers exclude 15,000,000 Class A Common Shares issuable upon redemption of the class A membership units of RMR LLC (which are paired with 15,000,000 Class B-2 Common Shares) owned by a subsidiary of ABP Trust and beneficially owned by ABP Trust and Adam Portnoy. At our option, we may elect to pay cash in lieu of Class A Common Shares for some or all of such redeemed class A membership units. Amounts exclude fractional shares. For purposes of calculating the percentages of ownership of ABP Trust and Adam Portnoy, the 1,000,000 Class A Common Shares issuable upon conversion of the Class B-1 Common Shares are deemed outstanding.

(2)
This number represents (or in the case of Class A Common Shares, includes) shares owned by ABP Trust. Voting and investment power with respect to the shares owned by ABP Trust may be deemed to be shared by Adam Portnoy as the president and chief executive officer, a beneficial owner and the sole trustee of ABP Trust.

20 THE RMR GROUP INC.	2022 Proxy Statement

Principal Shareholders

Set forth in the table below is information about the number of Class A Common Shares held by persons not listed above that we know to be the beneficial owners of more than 5.0% of the outstanding Class A Common Shares.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,205,719	14.2%	Based on a Schedule 13G/A filed with the SEC on February 10, 2021 by Vanguard reporting that, at December 31, 2020 Vanguard beneficially owned 2,205,719 Class A Common Shares and had shared voting power over 32,176 Class A Common Shares, sole dispositive power over 2,161,928 Class A Common Shares and shared dispositive power over 43,791 Class A Common Shares.
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street New York, New York 10055	1,377,336	8.9%	Based on a Schedule 13G filed with the SEC on February 1, 2021 by BlackRock reporting that, at December 31, 2020, BlackRock beneficially owned 1,377,336 Class A Common Shares and had sole voting power over 1,308,774 Class A Common Shares and sole dispositive power over 1,377,336 Class A Common Shares.

*
Beneficial ownership is shown as of December 31, 2020.

**
The percentage indicated is based on 15,485,011 Class A Common Shares outstanding as of January 6, 2022.

THE RMR GROUP INC.	2022 Proxy Statement 21

PROPOSAL 2: ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking a nonbinding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section beginning on page 23 and the “Executive Compensation” section beginning on page 30.
Our Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid by the Company to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” in this Proxy Statement.
Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Directors recommends a vote “FOR” the advisory vote to approve executive compensation.

22 THE RMR GROUP INC.	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the fiscal year 2021 compensation of our named executive officers. For fiscal 2021, our named executive officers1 were:
•
Adam Portnoy, our Managing Director, President and Chief Executive Officer

•
Jennifer B. Clark, our Managing Director, Executive Vice President, General Counsel and Secretary

•
John G. Murray, our Executive Vice President

•
Jennifer F. Francis, our Executive Vice President

•
Jonathan M. Pertchik, our Executive Vice President

•
Matthew P. Jordan, our Executive Vice President, Chief Financial Officer and Treasurer

Compensation Overview

We strive to maintain an executive compensation program which reflects best practices. We compensate our executive officers with a combination of base salary, cash bonus and equity compensation awards, and we also recommend to certain of our clients that they award equity to our executive officers as well. Our executive compensation program is intended to recognize each executive officer’s scope of responsibilities, reward demonstrated performance and leadership and motivate continued employment and high levels of service. One of our executive officers, Jonathan Pertchik, is also an executive officer of one of our clients, TravelCenters of America Inc. (“TA”), and dedicates most of his time to that company. Accordingly, the TA compensation committee determines Mr. Pertchik’s cash compensation, and the cash compensation we pay to Mr. Pertchik is based on a percentage allocation of his business time and efforts to TA and to us. Because at least 80% of Mr. Pertchik’s business time was devoted to services to TA during 2021, 80% of his total cash compensation (that is, the combined base salary and cash bonus paid by us and TA) was paid by TA and the remainder was paid by us. We believe the compensation we paid to Mr. Pertchik reasonably reflected his division of business time and efforts; however, periodically Mr. Pertchik may divide his business time and efforts differently than he does currently and his compensation from us may become disproportionate to this division.
The competition for executive talent is strong both nationally and locally where our clients are headquartered. Our ability to attract, retain and appropriately reward our executive officers is essential to maintaining our business results. Our Compensation Committee’s goals are to have comprehensive compensation programs that incentivize and reward executives toward achievement of our operational, financial and strategic goals. This includes maintaining a “pay-for-performance” culture, in which substantial portions of total compensation are “at risk” and based upon attainment of our business objectives and our executives’ performance and skills. Our compensation program is also designed to align executives’ interests with those of our shareholders, our clients and their shareholders and to incentivize our executives based upon our performance and the performance of our clients. Awards of equity-based compensation encourage executives to focus on long-term growth and are tied to the interests of shareholders.
Summary of 2021 Named Executive Officer Compensation.
•
In 2021, we paid each of our named executive officers cash compensation for services provided by the officers to us and our clients. The cash compensation comprised base salary and discretionary cash bonus.

•
We did not provide guaranteed cash bonuses to our named executive officers during 2021 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses we paid to our named executive officers in 2021 were based on a performance evaluation conducted by our Managing Director, President and Chief Executive Officer regarding the other executive officers’ performances. These evaluations were presented to our Compensation Committee, and our Compensation Committee also evaluated our Managing Director, President and

1
For 2021, we have provided compensation disclosure for all six of our executive officers, rather than just for the five executive officers required under applicable SEC rules.

THE RMR GROUP INC.	2022 Proxy Statement 23

Chief Executive Officer’s performance. The ongoing impact of the COVID-19 pandemic on our business and our improved financial performance were considered in determining increases in base salary payments and cash bonuses.
•
As part of these considerations, we awarded 10,000 Class A Common Shares with a grant date fair value of $338,000 to Mr. Portnoy, and 5,000 Class A Common Shares to each of Messrs. Jordan, Murray and Pertchik and Mses. Clark and Francis with a grant date value of $169,000.

•
Our named executive officers also received equity awards from our clients, and Mr. Pertchik, TA’s Managing Director and Chief Executive Officer, also received cash compensation from TA. These equity awards and cash compensation are determined by the compensation committees of the applicable client, which are comprised solely of independent board members.

Named Executive Officer Compensation Philosophy and Process.
The key principle of our compensation philosophy for all employees, including our named executive officers, is to pay for performance. We maintain a rigorous and thorough talent and compensation review process to ensure that our employees are in appropriate roles that maximize their full potential. This process also ensures that there is strong leadership guiding employees and that there is a succession and development plan for each role. Our goal is to make employee and leadership development an integral part of our culture, supporting each employee and our and our clients’ continued success.
Our named executive officer compensation planning process incorporates key areas of evaluation, including:
•
external market data;

•
internal benchmarking; and

•
quantitative and qualitative assessments of our company, group and individual performance.

Named Executive Officer Compensation Practices. Our pay for performance compensation philosophy is reflected in our compensation practices, which for 2021 included the following:
•
No guaranteed salary increases or guaranteed cash bonuses

•
No specific performance targets on which bonuses would be paid

•
No specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks

•
No excessive perquisites

•
No tax gross-ups

•
Annual assessment of named executive officer compensation against peer companies and best practices

•
Holistic performance evaluations

•
Annual salary cap

Components of the Named Executive Officers’ Compensation. Our executive compensation program includes an annual base salary, a cash bonus and an equity award. In addition to the Class A Common Shares we award to our named executive officers, our named executive officers also receive equity awards from our clients, and Mr. Pertchik received cash compensation from TA. These equity awards and cash compensation are determined by the compensation committees of the applicable client, which are comprised solely of independent board members. The cash bonuses we pay to our named executive officers are discretionary in amount and are based on a performance evaluation. The evaluation involves an analysis of both (i) our overall performance and the overall performance of our clients, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to us and our clients. We believe this evaluation process allows us to link pay with performance in the closest way possible and provides us with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer’s ability to react to changing circumstances that impact our business and the businesses of our clients, including this year, the ongoing impact of the COVID-19 pandemic on our business.

24 THE RMR GROUP INC.	2022 Proxy Statement

We also annually award Class A Common Shares to our named executive officers. One fifth of the shares awarded vests on the award date and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the named executive officer continuing to render significant services to us or to one of our clients and to accelerated vesting under certain circumstances. The table below describes the objectives supported by each of our primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	What It Does	Key Measures
Base Salary	• Provides a level of fixed pay appropriate to an executive’s role and responsibilities • Evaluated on an annual basis	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus
•
Provides a competitive annual cash incentive opportunity

•
Links executives’ interests with shareholders’ interests

•
Incentivizes and rewards superior group, individual and Company performance

• Based on holistic performance evaluation
Equity Compensation	• Links executives’ interests with long-term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation by our Compensation Committee
Named Executive Officer Pay Mix. Our compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of our shareholders, our clients and their shareholders.
The base salary payments of our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be adjusted as we deem appropriate. We historically adjust salary payments on October 1, the first day of our fiscal year. During 2021, each of our named executive officers, other than Mr. Pertchik, received a base salary of $350,000. Mr. Pertchik received a base salary of $375,000, of which we paid $75,000 and TA paid $300,000.
Our Compensation Committee considers a number of factors in determining bonus compensation, including our and our clients’ overall financial performance. For fiscal year 2021, our Compensation Committee considered the increases in our management and advisory services revenues and our assets under management as well as certain significant transactions by our clients (collectively, the “Client Company Transactions”) in which our named executive officers played a significant role. For example, our Compensation Committee considered among others (i) Sonesta International Hotels Corporation’s completion of its acquisition of RLH Corporation, its emergence as one of the largest hotel companies and its expansion of its franchising capabilities, (ii) Tremont Mortgage Trust’s (“TRMT”) merger with and into RMR Mortgage Trust (“RMRM”) to form Seven Hills Realty Trust (“SEVN”), a larger, more diversified mortgage REIT with a more expanded capital base than its predecessor companies, (iii) significant transitions in the business relationships between Diversified Healthcare Trust (“DHC”) and Five Star Senior Living Inc. (“FVE”) and among Service Properties Trust (“SVC”) and its hotel managers and (iv) significant acquisitions and dispositions by our clients.
We also awarded Class A Common Shares to each of our named executive officers for 2021 as described above.
Because the year-end bonus is discretionary and based on a number of factors, there is no pre-set pay mix that applies to the compensation of our named executive officers as a whole.

THE RMR GROUP INC.	2022 Proxy Statement 25

Overview of 2021 Compensation Actions

Our Compensation Committee evaluated and administered our executive compensation program. This evaluation typically includes an assessment of our and our clients’ performance, the effectiveness of existing programs in achieving the goals of the program, developments in our business situation and goals, executive compensation best practices, tax and accounting considerations and other factors as our Compensation Committee determines appropriate to consider from time to time. As part of this evaluation, our Compensation Committee received input from our President and Chief Executive Officer (with respect to executives other than himself).
These evaluations also typically include an assessment of the risk associated with the program and each element thereof and also take into account developments in the overall market for executive talent. Our Compensation Committee does not engage in any formal compensation benchmarking, but does take note of compensation practices and trends from an identified peer group of companies in making its decisions. For fiscal 2021, the peer group of companies which informed Compensation Committee decisions consisted of the following: Apollo Global Management, Inc., Ares Management Corporation, The Blackstone Group Inc., The Carlyle Group Inc. and KKR & Co. Inc.
Our Compensation Committee also does not have rules or policies with respect to allocation of compensation to short or long term vehicles or as between cash or non-cash elements of compensation; such determinations are made by our Compensation Committee on a discretionary basis under the facts and circumstances applicable from time to time.
In September 2021, the Chair of our Compensation Committee met with our Managing Director, President and Chief Executive Officer, Adam Portnoy, and the chairs (and expected, and later future, chair in the case of SEVN) of the compensation committees of our public clients, which included: DHC; Industrial Logistics Properties Trust (“ILPT”); Office Properties Income Trust (“OPI”); SVC; SEVN; FVE; and TA. The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to discuss the base salaries of our executive officers for the fiscal year 2022, to consider the compensation payable to our Director of Internal Audit (who provides services to us and to our clients), to consider the allocation of internal audit and related services costs among us and our clients, to provide a comparative understanding of potential share awards by us and our clients and to hear and consider our recommendations and those from our clients concerning potential share awards and the vesting of those shares, which were in part based on the results of our review of current market practices with respect to executive compensation, and specifically of our and our clients’ peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by our clients are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to our clients. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2021 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) our recommendations as presented by Mr. Portnoy; (iv) the value of share awards to executive officers providing comparable services at our public clients; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee’s assessment of the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts we awarded were determined by our Compensation Committee on a discretionary basis, using the various factors. The named executive officers did not participate in these meetings and were not involved in determining or recommending

26 THE RMR GROUP INC.	2022 Proxy Statement

the amount or form of compensation they received from us. The share amounts awarded by our clients were determined by their compensation committees.
Analysis of 2021 Cash Compensation

As discussed above, our compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of our shareholders. Our Compensation Committee determines the cash compensation of our executive officers who do not also receive cash compensation from our clients. Mr. Pertchik’s cash compensation is determined by the TA compensation committee, and we pay a portion of this amount.
Base Salary. The base salary payments for our named executive officers (which represents the fixed portion of their compensation packages) are reviewed annually and may be adjusted as we deem appropriate. We have historically set annual caps on annual base salary for our executive officers who do not also receive cash compensation from our clients, with a cap for fiscal year 2021 of $350,000. We historically adjust salary payments on October 1, the first day of our fiscal year. Each of our named executive officers, other than Mr. Pertchik, received an annual base salary of $350,000. Mr. Pertchik received a base salary of $375,000, of which we paid $75,000 and TA paid $300,000. These annual base salary levels are consistent with our pay for performance philosophy, which emphasizes “at risk” compensation as a larger proportion of named executive officer compensation. On an aggregated basis, in 2021, our named executive officers received 14.6% of their total cash compensation in the form of base salary payments and the remaining 85.4% in the form of performance-based discretionary bonuses. The foregoing amounts exclude cash compensation TA paid to Mr. Pertchik.
Annual Cash Bonuses. Annual cash bonuses are a key component of our named executive officer compensation and represented the majority of compensation we paid to each of our named executive officers for our 2021 fiscal year. We did not provide guaranteed cash bonuses to any of our named executive officers for fiscal year 2021 and did not set specific performance targets on which bonuses would be payable. Instead, the annual cash bonuses we paid to our named executive officers with respect to fiscal year 2021 were discretionary in amount and were based on a performance evaluation conducted by our Compensation Committee. The evaluation by our Compensation Committee involved an analysis of both (i) our and our clients’ overall performance and (ii) the performance of the individual officer and his, her or their contributions to us and our clients. We believe this evaluation process allowed us to link pay with performance in the closest way possible and provided us with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including our named executive officers’ ability to react to changing circumstances that impact our businesses and that of our clients.
We believe our compensation process provided us with a better compensation structure than a formulaic bonus structure based solely on the achievement of specific pre-established performance targets which may not capture all appropriate factors that materially impacted our clients or the individual named executive officer’s performance. In fiscal 2020, we did not increase bonus compensation for our named executive officers in recognition of the market instability and economic crisis brought on by the COVID-19 pandemic. In fiscal 2021, we increased bonus compensation as compared to fiscal 2020 in recognition of our and our clients’ improved financial performance, the efforts of our executive officers through the COVID-19 pandemic and other accomplishments, including the Client Company Transactions. With respect to fiscal 2021, we paid aggregate performance based discretionary cash bonuses of $10,700,000 to Messrs. Portnoy, Jordan, Murray and Pertchik and Mses. Clark and Francis (the specific amounts of which are set forth in the Summary Compensation Table).
Analysis of 2021 Equity Awards

The RMR Group Inc.’s 2016 Omnibus Equity Plan (the “2016 Equity Plan”) rewards our named executive officers and other employees and aligns their interests with those of our shareholders and the shareholders of our clients. We award shares under our 2016 Equity Plan to recognize our named executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate our executives to remain our employees and to continue to provide services to us through the term of the awards.

THE RMR GROUP INC.	2022 Proxy Statement 27

Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, including our 2016 Equity Plan. Our Compensation Committee has historically determined to use awards of Class A Common Shares under the 2016 Equity Plan rather than seek to issue stock options as equity compensation. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make long term and appropriately risk balanced decisions.
Our Compensation Committee also considers the equity awards granted to our named executive officers by our public clients in determining the appropriate award of Class A Common Shares to our named executive officers. In 2021, our Compensation Committee considered the foregoing factors and decided to award an aggregate of 35,000 Class A Common Shares to our named executive officers which represents the same amount of Class A Common Shares as was awarded to each of the respective officers in 2020, other than to Ms. Francis who received an award of 2,000 Class A Common Shares in 2020 and an award of 5,000 Class A Common Shares in 2021; we promoted Ms. Francis to an executive officer position as of October 1, 2020, the beginning of our 2021 fiscal year.
Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Class A Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by us and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to perform duties for us or ceases to be our officer or employee or an officer or employee of one of our clients during the vesting period, we may cause the forfeiture of the Class A Common Shares that have not yet vested. As with other issued Class A Common Shares, vested and unvested shares awarded under our 2016 Equity Plan are entitled to receive distributions that we make, if any, on the Class A Common Shares.
Because the consideration of share awards by our Compensation Committee is determined on a regular schedule (i.e., in September for our officers and employees and at the first meeting of our Board after the annual meeting of shareholders for the Directors), any proximity of any awards to earnings announcements or other market events is coincidental.
Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of our named executive officers with those of our shareholders. Our Compensation Committee believes that the equity compensation of our named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.
Employment Agreements; Severance Arrangements
We have no employment agreements with our named executive officers or any of our other employees. Awards of restricted shares of our Class A Common Shares to our named executive officers provide for accelerated vesting in the event of certain termination and change in control events (as defined in the applicable award documentation). Our Compensation Committee has determined that such provisions are consistent with market practice and appropriate to further its goals of recruitment and retention.
Accounting and Tax Considerations
Our Compensation Committee takes note of the tax and accounting consequences of the compensation program for our named executive officers; however, those consequences do not dictate our Compensation Committee’s decisions, which are instead based on our Compensation Committee’s view of our overall best interests.

28 THE RMR GROUP INC.	2022 Proxy Statement

REPORT OF OUR COMPENSATION COMMITTEE
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on
Form 10-K for the year ended September 30, 2021.
Walter C. Watkins, Jr., Chair
Ann Logan
Rosen Plevneliev
Jonathan Veitch

THE RMR GROUP INC.	2022 Proxy Statement 29

EXECUTIVE COMPENSATION
The following tables and footnotes summarize the total compensation of our named executive officers. For 2021, we have provided compensation disclosure for all six of our executive officers, rather than just for the five executive officers required under applicable SEC rules. The compensation set forth below includes compensation paid by us and equity awards made by our public clients to our named executive officers, as well as noting the cash compensation TA paid to Mr. Pertchik. For further information regarding the compensation paid by us to our named executive officers, please see the above “Compensation Discussion and Analysis” section.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Adam Portnoy Managing Director, President and Chief Executive Officer	2021	350,000	2,700,000	1,052,505	171,576	4,274,081
	2020	350,000	2,675,000	693,330	38,683	3,757,013
	2019	325,000	2,675,000	914,465	31,891	3,946,356
Jennifer B. Clark Managing Director, Executive Vice President, General Counsel and Secretary	2021	350,000	2,700,000	1,554,885	156,363	4,761,248
	2020	350,000	2,675,000	1,091,920	97,096	4,214,016
	2019	325,000	2,675,000	1,432,925	107,727	4,540,652
John G. Murray Executive Vice President	2021	350,000	2,100,000	1,543,130	160,397	4,153,527
	2020	350,000	2,000,000	1,218,325	91,712	3,660,037
	2019	325,000	2,000,000	1,557,953	67,919	3,950,872
Matthew P. Jordan Executive Vice President, Chief Financial Officer and Treasurer	2021	350,000	1,800,000	1,186,840	150,569	3,487,409
	2020	350,000	1,300,000	900,980	74,379	2,625,359
	2019	325,000	1,300,000	1,112,958	42,646	2,780,604
Jennifer F. Francis Executive Vice President	2021	350,000	1,000,000	1,259,980	56,980	2,666,960
Jonathan M. Pertchik(4) Executive Vice President	2021	75,000	400,000	2,797,120	53,600	3,325,720

(1)
The amounts listed in this column represent the annual cash bonuses to each of the named executive officers. The bonuses are described in more detail above in “Analysis of 2021 Cash Compensation—Annual Cash Bonuses.”

(2)
The value included for awards made by us of the Class A Common Shares and awards made by our public clients to our named executive officers represents the grant date fair value of shares compiled in accordance with ASC 718. No assumptions were used in this calculation. Awards made by us were made pursuant to the 2016 Equity Plan. Awards made by our public clients were made pursuant to the applicable client’s equity compensation plan. Class A Common Shares we awarded to Adam Portnoy and Jennifer Clark in their capacities as Managing Directors vested at the time of award. For other awards, one fifth of a share award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the initial award date, subject to the applicable named executive officer continuing to render significant services, whether as our employee or otherwise, to us or our public clients and to accelerated vesting under certain circumstances. Holders of shares awarded pursuant to these awards receive any distributions on common shares paid by us or the applicable client on the same terms as other holders of our or the client’s common shares, as applicable.

The amounts presented in this column include shares of our clients awarded to our named executive officers for services as a managing trustee, managing director or named executive officer of a client.
(3)
We maintain a savings plan for eligible employees under section 401(k) of the Internal Revenue Code, or 401(k) plan, in which our named executive officers participate, and provide annual discretionary matching contributions to plan participants. The amounts listed in this column include matching contributions we made to each named executive officer in respect of their participation in our 401(k) plan. The amounts listed in this column also include distributions received on unvested awards of our Class A Common Shares and on unvested awards of common shares of our applicable public clients.

(4)
Mr. Pertchik serves as the President and Chief Executive Officer of TA and 80% of his annual cash compensation is paid by TA, and we pay the remainder. This arrangement is described in more detail above in “Compensation Overview” and “Analysis of 2021 Cash Compensation.” The cash compensation listed in this table are the amounts we paid to Mr. Pertchik and do not include the cash compensation TA paid to him. The amounts listed in this table also do not include relocation expenses paid by TA to Mr. Pertchik or matching contributions made by TA to Mr. Pertchik with respect to his participation in TA’s 401K plan.

30 THE RMR GROUP INC.	2022 Proxy Statement

The following table shows the total shares awarded by us and our public clients to our named executive officers, including for services as a managing trustee, managing director or named executive officer of a client, in fiscal year 2021, including vested and unvested portions of each award.
Name	Company	Grant Date	Number of Shares (#)	Grant Date Fair Value of Share Awards ($)(a)
Adam Portnoy	RMR	9/15/2021	10,000	338,000
	RMR	3/11/2021	3,000(b)	128,550
	DHC	6/3/2021	20,000(b)	74,000
	ILPT	6/2/2021	3,500(b)	89,670
	OPI	6/17/2021	3,500(b)	104,580
	SVC	6/16/2021	7,000(b)	97,580
	FVE	6/8/2021	12,500(b)	76,875
	TA	6/10/2021	3,000(b)	88,620
	SEVN	5/27/2021	3,000(b)	36,300
	TRMT(c)	5/27/2021	3,000(b)	18,330
				1,052,505
Jennifer B. Clark	RMR	9/15/2021	5,000	169,000
	RMR	3/11/2021	3,000(b)	128,550
	DHC	9/15/2021	40,000	136,400
	ILPT	9/15/2021	10,000	259,800
	OPI	9/15/2021	15,000	381,300
	OPI	6/17/2021	3,500(b)	104,580
	SVC	9/15/2021	20,000	216,400
	FVE	6/8/2021	12,500(b)	76,875
	FVE	12/14/2020	2,000	15,700
	TA	12/2/2020	2,000	66,280
				1,554,885
John G. Murray	RMR	9/15/2021	5,000	169,000
	DHC	9/15/2021	40,000	136,400
	ILPT	9/15/2021	15,000(b)	389,700
	ILPT	6/2/2021	3,500(b)	89,670
	OPI	9/15/2021	10,000	254,200
	SVC	9/15/2021	30,000(b)	324,600
	SVC	6/16/2021	7,000(b)	97,580
	FVE	12/14/2020	2,000	15,700
	TA	12/2/2020	2,000	66,280
				1,543,130
Matthew P. Jordan	RMR	9/15/2021	5,000	169,000
	DHC	9/15/2021	40,000	136,400
	ILPT	9/15/2021	10,000	259,800
	OPI	9/15/2021	10,000	254,200
	SVC	9/15/2021	20,000	216,400
	FVE	12/14/2020	2,000	15,700
	TA	12/2/2020	2,000	66,280
	SEVN	5/27/2021	3,000(b)	36,300
	TRMT(c)	2/19/2021	3,000(b)	14,430
	TRMT(c)	5/27/2021	3,000(b)	18,330
				1,186,840
Jennifer F. Francis	RMR	9/15/2021	5,000	169,000
	DHC	9/15/2021	60,000(b)	204,600
	DHC	6/3/2021	20,000(b)	74,000
	ILPT	9/15/2021	10,000	259,800
	OPI	9/15/2021	10,000	254,200
	SVC	9/15/2021	20,000	216,400
	FVE	12/14/2020	2,000	15,700
	TA	12/2/2020	2,000	66,280
				1,259,980
Jonathan M. Pertchik	RMR	9/15/2021	5,000	169,000
	DHC	9/15/2021	40,000	136,400
	ILPT	9/15/2021	10,000	259,800
	OPI	9/15/2021	10,000	254,200
	SVC	9/15/2021	20,000	216,400
	FVE	12/14/2020	2,000	15,700
	TA	6/10/2021	3,000(b)	88,620
	TA	12/2/2020	50,000(b)	1,657,000
				2,797,120

THE RMR GROUP INC.	2022 Proxy Statement 31

(a)
Equals the number of shares multiplied by the closing price per share on the date of the award grant, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

(b)
Shares awarded for services as a managing trustee, managing director or named executive officer of a client, which will also be disclosed in such client’s proxy statement.

(c)
TRMT merged with and into RMR Mortgage Trust, which was renamed as Seven Hills Realty Trust (“SEVN”), effective September 30, 2021 (the “Merger”). At the effective time of the Merger, each one (1) issued and outstanding TRMT common share was automatically converted into the right to receive 0.516 of one (1) SEVN common share. Each outstanding unvested TRMT common share awarded under TRMT’s equity compensation plan was converted into an award of SEVN common shares determined by multiplying the number of unvested TRMT common shares subject to such award by 0.516 (rounded down to the nearest whole number). Such award will continue to be subject to the same vesting and other terms and conditions that were in effect immediately prior to the effective time of the Merger.

Outstanding Equity Awards at 2021 Fiscal Year End
			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Adam Portnoy	RMR	9/15/2021	8,000	267,600
	RMR	9/17/2020	6,000	200,700
	RMR	9/18/2019	4,000	133,800
	RMR	9/13/2018	1,600	53,520
	FVE	12/13/2017	300	1,314
	TA	11/29/2017	480	23,899
				680,833
Jennifer B. Clark	RMR	9/15/2021	4,000	133,800
	RMR	9/17/2020	3,000	100,350
	RMR	9/18/2019	2,000	66,900
	RMR	9/13/2018	800	26,760
	DHC	9/15/2021	32,000	108,480
	DHC	9/17/2020	18,000	61,020
	DHC	9/18/2019	8,000	27,120
	DHC	9/13/2018	2,000	6,780
	ILPT	9/15/2021	8,000	203,280
	ILPT	9/17/2020	6,000	152,460
	ILPT	9/18/2019	4,000	101,640
	ILPT	9/13/2018	1,000	25,410
	OPI	9/15/2021	12,000	303,960
	OPI	9/17/2020	6,000	151,980
	OPI	9/18/2019	4,000	101,320
	OPI	9/13/2018	714	18,086
	SVC	9/15/2021	16,000	179,360
	SVC	9/17/2020	12,000	134,520
	SVC	9/18/2019	4,000	44,840
	SVC	9/13/2018	1,700	19,057
	FVE	12/14/2020	1,600	7,008
	FVE	12/11/2019	1,200	5,256
	FVE	12/11/2018	600	2,628
	FVE	12/13/2017	300	1,314
	TA	12/2/2020	1,600	79,664
	TA	12/4/2019	1,800	89,622
	TA	11/28/2018	960	47,798
	TA	11/29/2017	480	23,899
	TRMT(2)	9/17/2020	1,548	15,960

32 THE RMR GROUP INC.	2022 Proxy Statement

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	TRMT(2)	9/18/2019	1,032	10,640
	TRMT(2)	9/13/2018	516	5,320
				2,256,232
John G. Murray	RMR	9/15/2021	4,000	133,800
	RMR	9/17/2020	3,000	100,350
	RMR	9/18/2019	2,000	66,900
	RMR	9/13/2018	800	26,760
	DHC	9/15/2021	32,000	108,480
	DHC	9/17/2020	12,000	40,680
	DHC	9/18/2019	4,000	13,560
	DHC	9/13/2018	800	2,712
	ILPT	9/15/2021	12,000	304,920
	ILPT	9/17/2020	9,000	228,690
	ILPT	9/18/2019	6,000	152,460
	ILPT	9/13/2018	500	12,705
	OPI	9/15/2021	8,000	202,640
	OPI	9/17/2020	6,000	151,980
	OPI	9/18/2019	4,000	101,320
	OPI	9/13/2018	102	2,584
	SVC	9/15/2021	24,000	269,040
	SVC	9/17/2020	18,000	201,780
	SVC	9/18/2019	6,000	67,260
	SVC	9/13/2018	1,700	19,057
	FVE	12/14/2020	1,600	7,008
	FVE	12/11/2019	1,200	5,256
	FVE	12/11/2018	56	245
	FVE	12/13/2017	28	123
	TA	12/2/2020	1,600	79,664
	TA	12/4/2019	1,800	89,622
	TA	11/28/2018	480	23,899
	TA	11/29/2017	240	11,950
	TRMT(2)	9/17/2020	1,548	15,960
	TRMT(2)	9/18/2019	1,032	10,640
	TRMT(2)	9/13/2018	258	2,660
				2,454,705
Matthew P. Jordan	RMR	9/15/2021	4,000	133,800
	RMR	9/17/2020	3,000	100,350
	RMR	9/18/2019	2,000	66,900
	RMR	9/13/2018	800	26,760
	DHC	9/15/2021	32,000	108,480
	DHC	9/17/2020	12,000	40,680
	DHC	9/18/2019	4,000	13,560
	DHC	9/13/2018	800	2,712
	ILPT	9/15/2021	8,000	203,280
	ILPT	9/17/2020	6,000	152,460
	ILPT	9/18/2019	4,000	101,640
	ILPT	9/13/2018	500	12,705

THE RMR GROUP INC.	2022 Proxy Statement 33

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	OPI	9/15/2021	8,000	202,640
	OPI	9/17/2020	6,000	151,980
	OPI	9/18/2019	4,000	101,320
	OPI	9/13/2018	102	2,584
	SVC	9/15/2021	16,000	179,360
	SVC	9/17/2020	12,000	134,520
	SVC	9/18/2019	4,000	44,840
	SVC	9/13/2018	500	5,605
	FVE	12/14/2020	1,600	7,008
	FVE	12/11/2019	1,200	5,256
	FVE	12/11/2018	56	245
	FVE	12/13/2017	28	123
	TA	12/2/2020	1,600	79,664
	TA	12/4/2019	1,800	89,622
	TA	11/28/2018	120	5,975
	TA	11/29/2017	36	1,792
	TRMT(2)	9/17/2020	1,548	15,960
	TRMT(2)	9/18/2019	1,032	10,640
	TRMT(2)	9/13/2018	258	2,660
				2,005,121
Jennifer F. Francis	RMR	9/15/2021	4,000	133,800
	RMR	9/17/2020	1,200	40,140
	RMR	9/18/2019	800	26,760
	RMR	9/13/2018	300	10,035
	DHC	9/15/2021	48,000	162,720
	DHC	9/17/2020	18,000	61,020
	DHC	9/18/2019	6,000	20,340
	DHC	9/13/2018	1,500	5,085
	ILPT	9/15/2021	8,000	203,280
	ILPT	9/17/2020	1,200	30,492
	ILPT	9/18/2019	800	20,328
	ILPT	9/13/2018	200	5,082
	OPI	9/15/2021	8,000	202,640
	OPI	9/17/2020	1,200	30,396
	OPI	9/18/2019	800	20,264
	OPI	9/13/2018	102	2,584
	SVC	9/15/2021	16,000	179,360
	SVC	9/17/2020	2,400	26,904
	SVC	9/18/2019	800	8,968
	SVC	9/13/2018	340	3,811
	FVE	12/14/2020	1,600	7,008
	FVE	12/11/2019	1,200	5,256
	FVE	12/11/2018	56	245
	FVE	12/13/2017	28	123
	TA	12/2/2020	1,600	79,664
	TA	12/4/2019	162	8,066
	TA	11/28/2018	72	3,585

34 THE RMR GROUP INC.	2022 Proxy Statement

			Stock Awards
Name	Company	Date Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	TA	11/29/2017	36	1,792
	TRMT(2)	9/17/2020	309	3,186
	TRMT(2)	9/18/2019	206	2,124
	TRMT(2)	9/13/2018	103	1,062
				1,306,120
Jonathan M. Pertchik	RMR	9/15/2021	4,000	133,800
	RMR	9/17/2020	3,000	100,350
	DHC	9/15/2021	32,000	108,480
	DHC	9/17/2020	6,000	20,340
	ILPT	9/15/2021	8,000	203,280
	ILPT	9/17/2020	3,000	76,230
	OPI	9/15/2021	8,000	202,640
	OPI	9/17/2020	3,000	75,990
	SVC	9/15/2021	16,000	179,360
	SVC	9/17/2020	12,000	134,520
	FVE	12/14/2020	1,600	7,008
	TA	12/2/2020	40,000	1,991,600
	TA	12/16/2019	30,000	1,493,700
	TRMT(2)	9/17/2020	774	7,980
				4,735,278

(1)
Equals the number of shares multiplied by the closing price per share of our Class A Common Shares or the respective client’s common shares on September 30, 2021.

(2)
TRMT merged with and into SEVN, effective September 30, 2021. At the effective time of the Merger, each one (1) issued and outstanding TRMT common share was automatically converted into the right to receive 0.516 of one (1) SEVN common share. Each outstanding unvested TRMT common share awarded under TRMT’s equity compensation plan was converted into an award of SEVN common shares determined by multiplying the number of unvested TRMT common shares subject to such award by 0.516 (rounded down to the nearest whole number). Such award will continue to be subject to the same vesting and other terms and conditions that were in effect immediately prior to the effective time of the Merger. The number of TRMT common shares shown in the table is adjusted to give effect to the Merger.

2021 Stock Vested

The following table shows Class A Common Share awards made in 2021 and prior years to our named executive officers that vested in 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adam Portnoy(2)	9,200	311,480
Jennifer B. Clark(3)	4,600	155,740
John G. Murray	4,600	155,740
Matthew P. Jordan	4,600	155,740
Jennifer F. Francis	2,400	81,212
Jonathan M. Pertchik	2,000	67,490

(1)
Equals the number of vesting Class A Common Shares multiplied by the closing price on the date that such Class A Common Shares vested in 2021.

(2)
The number of Class A Common Shares shown in the table does not include Class A Common Shares awarded to Mr. Portnoy in his capacity as a Managing Director.

(3)
The number of Class A Common Shares shown in the table does not include Class A Common Shares awarded to Ms. Clark in her capacity as a Managing Director.

THE RMR GROUP INC.	2022 Proxy Statement 35

Potential Payments upon Termination or Change in Control

On September 15, 2021, our Compensation Committee approved awards of 10,000 Class A Common Shares to Mr. Portnoy and 5,000 Class A Common Shares to each of Mses. Clark and Francis and Messrs. Jordan, Murray and Pertchik in their capacities as our executive officers. These awards were valued at $33.80 per Class A Common Share, the closing price of the Class A Common Shares on the Nasdaq on the date the awards were made under our 2016 Equity Plan. The form of award agreement for each of these awards provides for vesting of the Class A Common Shares in five equal annual installments beginning on the date of the award and acceleration of vesting of all share awards upon the occurrence of certain change in control or employment termination events (each, a “Termination Event”).
The following table describes the potential payments to our named executive officers upon a Termination Event, if such event had occurred, as of September 30, 2021.
Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of September 30, 2021 ($)(1)
Adam Portnoy	19,600	655,620
Jennifer B. Clark	9,800	327,810
John G. Murray	9,800	327,810
Matthew P. Jordan	9,800	327,810
Jennifer F. Francis	6,300	210,735
Jonathan M. Pertchik	7,000	234,150

(1)
Equals the number of shares multiplied by the closing price per share of our Class A Common Shares on September 30, 2021 of $33.45.

36 THE RMR GROUP INC.	2022 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY
OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are including a proposal for our shareholders to indicate, on a nonbinding, advisory basis, the frequency with which they wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers; in other words, how often a proposal similar to this year’s Proposal 2 will be included in the matters to be voted on at our annual meetings of shareholders. The choices available under Section 14A are every year, every other year or every three years.
After careful consideration, our Board recommends that you select every year as the desired frequency for a nonbinding, advisory vote of shareholders on named executive officer compensation. We believe this frequency is appropriate because it encourages our shareholders to evaluate our executive compensation arrangements and to review the compensation of our named executive officers each year as reported in the Summary Compensation Table.
The affirmative vote of a majority of the votes cast will be necessary to approve the selection under Proposal 3 of every year (box “1 Year” on the proxy card) or any of the other options provided as the frequency with which our shareholders will be asked to hold a nonbinding, advisory vote on named executive officer compensation. In the event that no option receives a majority of the votes cast, our Board will consider the option that receives the highest number of votes as the recommended choice of the shareholders. The shareholder vote on Proposal 3 is advisory and nonbinding and serves only as a recommendation to our Board. Our Board has not yet determined the frequency with which we will hold the shareholder advisory vote on named executive officer compensation required by Section 14A of the Exchange Act. Whether or not a majority of votes is cast in favor of any of the options available in this Proposal 3, our Board will decide among these options in its discretion.
Our Board of Directors recommends you vote for EVERY YEAR (box “1 Year” on the proxy card) as the frequency with which a nonbinding shareholder advisory vote on named executive officer compensation will occur.

THE RMR GROUP INC.	2022 Proxy Statement 37

PROPOSAL 4: APPROVAL OF THE RMR GROUP INC.
AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
Shareholders are being asked to approve The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan (the “Amended and Restated Equity Plan”) which amends and restates our current equity incentive plan, the 2016 Equity Plan, to increase by 350,000 the total number of Class A Common Shares available for grant pursuant to the terms of the plan (as described below) and to extend the termination date of the plan.
Background

The 2016 Equity Plan was approved by shareholders at the 2016 Annual Meeting of Shareholders. The 2016 Equity Plan currently provides that an aggregate of 600,000 Class A Common Shares are available for grant under the plan. As of January 6, 2022, 114,989 Class A Common Shares of such 600,000 aggregate Class A Common Shares were available for grants of future awards pursuant to the 2016 Equity Plan, and there were 160,310 shares of unvested restricted stock outstanding, which remain subject to possible forfeiture. No other types of awards are currently outstanding.
Our Board believes that equity-based compensation should serve as an important component of our compensation program and that having an equity-based compensation program will assist us in attracting, motivating and retaining qualified directors, officers, employees and other service providers. The 2016 Equity Plan is the only plan we have to provide equity and equity-based incentive compensation to eligible individuals, and only a limited number of Class A Common Shares remain available for future awards under the plan. Our Board believes that increasing the number of Class A Common Shares that are available for awards under the 2016 Equity Plan will better position us to attract, motivate and retain qualified directors, officers, employees and other individuals who render services to us by providing opportunities for them to participate in our future growth. Accordingly, our Board has approved the Amended and Restated Equity Plan, subject to shareholder approval as requested in this Proposal 4, to increase the aggregate number of Class A Common Shares previously available for grant under the 2016 Equity Plan from 600,000 to 950,000.
Key factors considered by the Board in adopting the Amended and Restated Equity Plan and recommending it for shareholder approval include:
•
We believe that the number of Class A Common Shares available for issuance under the Amended and Restated Equity Plan is necessary to allow us to continue our equity compensation program for about up to the next four years based on current expectations (although the Amended and Restated Equity Plan will have a term that runs until March 10, 2032). As noted above, as of January 6, 2022 only 114,989 Class A Common Shares remained available for future awards under the 2016 Equity Plan.

•
The Amended and Restated Equity Plan contains a number of plan provisions favored by shareholders, including:

◦
A prohibition on the re-pricing of stock options and

◦
A “claw back” provision which allows us to reduce or reclaim awards in the event of certain events, such as misconduct by a plan participant.

For purposes of evaluating our equity compensation program, shareholders may wish to consider two key metrics: “historical burn rate” and “overhang.”
Historical Burn Rate. Our historical burn rate is equal to the number of Class A Common Shares subject to equity awards granted during a period, in proportion to our weighted average outstanding Class A Common Shares. Our burn rate for the fiscal year ended September 30, 2021 was 0.75%, and our average annual burn rate for the three years ended September 30, 2021 was 0.69%.
Overhang. Our overhang is the number of outstanding Class A Common Shares that are subject to vesting requirements at year end (i.e. unvested restricted stock awards) plus the number of Class A Common Shares

38 THE RMR GROUP INC.	2022 Proxy Statement

available for future grants of equity awards in proportion to our Class A Common Shares outstanding at year end excluding the unvested restricted stock. As of the fiscal year ended September 30, 2021, our overhang was 2.91%.
Summary of Material Terms of the Amended and Restated Equity Plan

A copy of the Amended and Restated Equity Plan is set forth as Annex A to this Proxy Statement. The material features of the Amended and Restated Equity Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Amended and Restated Equity Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.
Administration; Purpose

We expect that our Compensation Committee or a committee of our Board (or subcommittee of our Compensation Committee) comprised entirely of Independent Directors will administer the Amended and Restated Equity Plan (the administrator, as in effect from time to time, being referred to herein as the “Plan Committee”). Accordingly, descriptions below of determinations and actions of the Plan Committee with respect to the Amended and Restated Equity Plan may be made by our Compensation Committee or other committee of our Board or a subcommittee of our Compensation Committee. The purposes of the Amended and Restated Equity Plan are to provide additional incentives to selected Directors, employees, independent contractors and consultants of the Company or its affiliates whose contributions are deemed to be important to the growth and success of our business, in order to strengthen the commitment of such individuals to us and our subsidiaries, motivate such individuals to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in our long term growth and profitability.
Information With Respect to Class A Common Shares

The Amended and Restated Equity Plan provides that an aggregate of 950,000 Class A Common Shares are available under the plan (which amount includes the aggregate of 600,000 Class A Common Shares previously available under the 2016 Equity Plan and the additional 350,000 Class A Common Shares proposed to be added pursuant to the amendment and restatement), which shares may be used for grants of options to acquire Class A Common Shares (“Options”), shares to be transferred subject to restrictions (“Restricted Stock”), contractual rights to receive shares in the future (“Restricted Stock Units” or “RSUs”), Stock Appreciation Rights (“SARs”), other rights to receive compensation in amounts determined by the value of the Class A Common Shares (“Other Rights”), grants of unrestricted shares and cash based awards. Shares of Restricted Stock that fail to vest, shares subject to Options or SARs that are not fully exercised prior to expiration or other termination and shares subject to RSUs or Other Rights that are not delivered pursuant to such award shall again become available for grant under the terms of the plan. Shares surrendered or withheld as payment of taxes in respect of an award shall again be available for grant under the plan. The maximum number of shares subject to Options that are intended to be “incentive stock options” (discussed below) may not exceed 950,000 shares. On January 6, 2022, the last reported sale price of our Class A Common Shares on the Nasdaq was $35.33.
Term

The Amended and Restated Equity Plan is scheduled to expire on March 10, 2032 which is an extension of the termination date under the 2016 Equity Plan unless earlier terminated by our Board; awards granted prior to such date may continue in effect in accordance with their terms following such date.
Eligibility

Our Directors, employees, independent contractors and consultants and the directors, employees, independent contractors and consultants of any of our affiliates are eligible to receive awards under the Amended and Restated Equity Plan. As of January 6, 2022, we had six executive officers and four non-employee directors, and we and our affiliates together had approximately 600 employees and other service

THE RMR GROUP INC.	2022 Proxy Statement 39

providers who would be eligible to participate in the Amended and Restated Equity Plan. During the fiscal year ended September 30, 2021, 77 eligible Directors, executive officers, other employees and service providers received awards under the 2016 Equity Plan.
Amendment

Our Board may amend, alter or terminate the Amended and Restated Equity Plan, subject to a participant’s consent in the event of an amendment, alteration or termination that would materially impair the rights of the participant under an award. Approval of our shareholders is required for any amendment that would require such approval in order to satisfy the rules of the Nasdaq or applicable law. The Committee may amend the terms of any award granted under the plan, subject to a participant’s consent in the event of an amendment that would materially impair the rights of the participant under the award.
Options

Options are contract rights to purchase shares in the future at a set exercise price. Options issued under the Amended and Restated Equity Plan will be evidenced by a written agreement which will specify the number of shares that may be purchased pursuant to the Option, the time or times at which the Option will become exercisable, whether the Option is intended to be an incentive stock option (an option eligible for special tax treatment, as further described below and referred to herein as an “ISO”), or a nonqualified stock option (any Option which is not an ISO, hereinafter, an “NSO”), and such other terms and conditions as the Plan Committee may determine. ISOs may not be granted to any individual who is not our employee or an employee of our subsidiaries.
With the exception of certain awards of ISOs (which will expire no later than five years from the date of grant), each Option will expire not more than ten years from its date of grant (although the Plan Committee may provide for a shorter period). The exercise price of each Option will be at least 100 percent of the fair market value of the Class A Common Share on the date of grant. The exercise price with respect to an ISO granted to an employee who at the time of grant owns shares representing more than ten percent of the voting power of all classes of our or any of our subsidiaries’ shares will be at least 110 percent of the fair market value of the Class A Common Share on the date of grant.
To the extent that it has become exercisable under the terms of the applicable agreement, Options may generally be exercised by payment of the exercise price in cash or check, by payment in the form of Class A Common Shares already owned by the grantee or pursuant to a net exercise procedure, to the extent authorized by the Plan Committee. An Option may be exercised so long as it is vested and outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Plan Committee in its discretion may provide in the applicable option agreement. An Option generally will cease to be exercisable upon the expiration of 90 days following the termination of the grantee’s employment with, or the grantee’s other provision of services to, us or our affiliates (but not beyond the Option’s maximum term). Proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.
Options generally are not transferable by the grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by such grantee, except as otherwise provided by the Plan Committee in an Option agreement that pertains to an NSO. A grantee shall have no rights as a shareholder with respect to any shares subject to an Option until a share certificate or other evidence of legal and beneficial ownership is issued to him or her following exercise of the Option.
Restricted Stock

Restricted Stock awards are awards of Class A Common Shares which are subject to repurchase or forfeiture and transfer restrictions. The Plan Committee may grant Restricted Stock awards comprising such number of shares, and subject to such terms or conditions, as it may determine and specify in a Restricted Stock agreement.
A holder of Restricted Stock generally will have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and the right to receive any dividends (which may be made

40 THE RMR GROUP INC.	2022 Proxy Statement

subject to restrictions in the discretion of the Plan Committee). Generally, at the time of termination for any reason of a grantee’s employment or other service relationship with us or one of our subsidiaries, we shall have the right, in the case of unvested Restricted Stock to cause the forfeiture of such shares or to purchase all or any of such shares at a price equal to the lower of (i) the price paid to us for such shares (if any) or (ii) the fair market value of such shares at the time of repurchase.
Restricted Stock Units

Restricted Stock Unit awards are awards of a contractual right to receive Class A Common Shares in the future, provided that the applicable vesting conditions are attained. The Plan Committee may grant Restricted Stock Unit awards with respect to such number of shares, and subject to such terms or conditions, as it may determine and specify in a Restricted Stock Unit agreement.
A holder of Restricted Stock Units will not have the rights of a shareholder with respect to shares subject to the award unless and until such shares are issued; provided that the Plan Committee may provide that the award will receive dividend equivalent rights. Generally, at the time of termination for any reason of a grantee’s employment or other service relationship with us or one of our subsidiaries, the unvested Restricted Stock Units will be forfeited.
SARs

SARs are rights to receive an amount (which may be payable in cash or shares or a combination thereof) that equals the appreciation in value of the Class A Common Shares over a set base price (which may not be less than the fair market value of a share on the date of grant), subject to attainment of the applicable vesting conditions. The Plan Committee may grant SARs in respect of such number of shares as it shall determine in its discretion and may grant SARs either separately or in connection with Options. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option; with the exercise of the related Option, the SAR shall terminate. The terms and conditions of a SAR related to an Option shall be contained in a Share Option agreement, and the terms of a SAR not related to any Option shall be contained in a SAR agreement.
Upon the exercise of a SAR, the grantee will be entitled to receive from us an amount equal to the excess of the fair market value, on the exercise date, of the number of shares as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base price stated in the SAR agreement. Any amount payable by us upon the exercise of a SAR shall be paid in the form of cash or Class A Common Shares, as provided in the respective agreement.
Other Awards; Unrestricted Shares; Cash Awards

The Amended and Restated Equity Plan permits the grant of other awards with respect to the Class A Common Shares and also permits the grant of unrestricted Class A Common Shares and cash awards (under terms and conditions as established by the Plan Committee).
Equitable Adjustments

In connection with any merger, amalgamation, consolidation, reclassification, recapitalization, spinoff, spin out, repurchase or other reorganization or corporate transaction or event, special or extraordinary dividend or other extraordinary distribution, stock split, reverse stock split, share subdivision or consolidation, combination or exchange of shares or other change in corporate structure, the Amended and Restated Equity Plan provides for adjustments to be made by the Plan Committee in the number and kind of shares or other securities covered by outstanding awards (and to the other terms and conditions of such awards, including the applicable exercise or base price) and to the shares available for grant under the Amended and Restated Equity Plan.
Change of Control

In the event of a change in control of the Company (as defined in the Amended and Restated Equity Plan), participants who are terminated without cause within the two year period following the change in control will generally be entitled to vesting of unvested awards which they hold under the plan.

THE RMR GROUP INC.	2022 Proxy Statement 41

Forfeiture for Dishonesty, Violation of Agreements or Termination for Cause; Recoupment

The Plan Committee may terminate a grantee’s rights with respect to an award if the Plan Committee determines that a grantee has engaged in certain types of misconduct with respect to the Company. All Awards issued under the Amended and Restated Equity Plan are also subject to the Company’s compensation recovery policy as it may be adopted and as amended from time to time.
Amended and Restated Equity Plan Benefits

The future benefits or amounts that would be received under the Amended and Restated Equity Plan are discretionary. Since the Plan Committee has not determined at this time to whom grants will be made under the plan in the future, the benefits which our Directors, officers, employees or other service providers may receive under the plan are not determinable at this time.
Certain Federal Income Tax Consequences in Respect of the Amended and Restated Equity Plan

The following is a summary of certain United States federal income tax consequences with respect to awards under the Amended and Restated Equity Plan. Participants should consult with their own tax advisors and should not rely upon this summary.
Nonqualified Options

A participant in the Amended and Restated Equity Plan generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.
If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized on the exercise of the NSO will generally be taxable as long term or short term capital gain or loss depending upon the length of time the shares have been held.
Incentive Stock Options

A participant in the Amended and Restated Equity Plan will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of us or a parent, subsidiary or related entity of ours at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies: (i) while in the employ of us or a parent, subsidiary or related entity of ours or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will generally be determined in accordance with the rules applicable to NSOs.
If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the participant will, except as noted below, recognize long term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. We, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the participant.
If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the participant prior to the expiration of two years from the date of the ISO’s grant or within one year from the date such shares are transferred to him upon exercise, or a disqualifying disposition, any gain realized by the participant generally

42 THE RMR GROUP INC.	2022 Proxy Statement

will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) as short term or long term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his or her ordinary income. In such case, we may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.
The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Internal Revenue Code of 1986 (the “Internal Revenue Code”).
SARs

A participant in the Amended and Restated Equity Plan will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or Class A Common Shares. The amount of such income will be the amount of cash distributed plus the fair market value on the date of exercise of any Class A Common Shares distributed. A participant’s tax basis of distributed shares will be equal to their fair market value at the time of distribution. Any gain or loss on the subsequent sale of the shares over the tax basis of the shares will be capital gain or loss with the holding period being measured from the date of the distribution. We will be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.
Restricted Stock Awards

A participant in the Amended and Restated Equity Plan generally will not be taxed upon the grant of a Restricted Stock award, but rather will recognize ordinary income in an amount equal to the fair market value of the Class A Common Shares at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. We, as the recipient of the services rendered by the participant, will be entitled to a deduction at the same time as, and in the same amount that, the participant recognizes ordinary income. A participant may however elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the Restricted Stock is granted in an amount equal to the fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. We, as the recipient of the services rendered by the participant, will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction allowed to us at the time of the election in respect of such forfeited shares.
Other Awards

With respect to RSUs, Other Awards, unrestricted shares and cash awards, we will generally be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.
Share Usage

The annual share usage under the 2016 Equity Plan for the last three calendar years was as follows:
Year	Awards Granted (number of shares)	Weighted Average Class A Common Shares Outstanding
2019	90,400	15,132,000
2020	111,700	15,194,000
2021	114,300	15,266,000

THE RMR GROUP INC.	2022 Proxy Statement 43

Equity Plan Information

We may grant Options and Class A Common Shares (including Restricted Stock) from time to time under the Amended and Restated Equity Plan to our Directors, officers, employees and other individuals who provide services to us or our subsidiaries. Upon shareholder approval of the Amended and Restated Equity Plan, an aggregate of 950,000 Common Shares will be reserved for issuance under the Amended and Restated Equity Plan. In fiscal year 2021, we issued 114,300 Common Shares to our Directors, officers, employees and others who provided services to us. The following table is as of September 30, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	114,764
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	114,764
Other Information

Our Board believes that shareholder approval of the Amended and Restated Equity Plan will better enable us to encourage our Directors, employees, officers, and other individuals (whether or not employees) who render services to us or a subsidiary to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Stock, RSUs, SARs and Other Rights. If the Amended and Restated Equity Plan is not approved by shareholders, the Plan Committee may continue to grant awards under the 2016 Equity Plan in its current form until the earlier of such time as there are no longer any Class A Common Shares that may be subject to awards or March 10, 2026, unless the 2016 Equity Plan is earlier terminated by our Board.
Approval of the Amended and Restated Equity Plan requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Directors recommends a vote “FOR” approval of the Amended and Restated Equity Plan.

44 THE RMR GROUP INC.	2022 Proxy Statement

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT
OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of our independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by our independent auditors and the associated fees.
Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and knowledge of our operations and industry, the auditors’ independence, the results of Public Company Accounting Oversight Board (“PCAOB”) inspections and peer quality reviews of the auditors and the auditors’ reputation in the marketplace. In connection with the mandated rotation of our independent auditors’ lead engagement partner, our Audit Committee and its chair consider the selection of the new lead engagement partner identified by our independent auditors.
Based on this evaluation, our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending September 30, 2022. On June 12, 2020, our Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm, effective as of such date. During the fiscal year ended September 30, 2019, and the subsequent interim period through June 12, 2020, we did not, nor did anyone on our behalf, consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Deloitte concluded was an important factor that we consider in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Contemporaneously with our Audit Committee’s determination to engage Deloitte, our Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm, effective as of such date.
The reports of Ernst & Young on our financial statements for the fiscal year ended September 30, 2019, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the fiscal year ended September 30, 2019 and during the subsequent interim period through June 12, 2020, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report. During the fiscal year ended September 30, 2019, and the subsequent interim period through June 12, 2020, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
We provided Ernst & Young with a copy of this disclosure and requested that Ernst & Young furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of Ernst & Young’s letter, dated June 15, 2020, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 15, 2020.
Our Audit Committee has determined to submit its selection of our independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of our independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.

THE RMR GROUP INC.	2022 Proxy Statement 45

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to us by Deloitte for the fiscal years ended September 30, 2021 and 2020.
	2021 Fees	2020 Fees
Audit Fees	$517,000	$447,652
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	812	948
The following table shows the fees for audit and other services provided to us by Ernst & Young for the period it served as our independent auditors for the fiscal year ended September 30, 2020.
2020 Fees
Audit Fees	$176,490
Audit Related Fees	—
Tax Fees	—
All Other Fees	992
Audit Fees. This category includes fees associated with the annual financial statements audit, and related audit procedures, the internal control over financial reporting audit (for fiscal year 2021) and related audit procedures, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of our Quarterly Reports on Form 10-Q.
Audit Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.
Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.
All Other Fees. This category consists of services that are not included in the above categories. The amounts for 2020 and 2021 relating to fees for audit and other services provided to us by Ernst & Young and Deloitte, in each case, at such times they served as our independent auditors, reflect annual subscription fees for each independent auditor’s online accounting research application.

46 THE RMR GROUP INC.	2022 Proxy Statement

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.
Our Audit Committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB Rules.
All services for which we engaged Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020, in each case, at such times they served as our independent auditors, were approved by our Audit Committee. The total fees for audit and non-audit services provided by Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020, in each case, at such times they served as our independent auditors, are set forth above and include estimated fee amounts. Our Audit Committee approved the engagement of Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020 to provide the non-audit services described above because it determined that Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020 providing these services would not compromise each independent auditor’s independence and that each firm’s familiarity with our record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers. For fiscal 2020 and 2021, there were no non-audit services provided to us by Ernst & Young and Deloitte other than with respect to our subscriptions to each independent auditor’s online accounting research application.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Deloitte will be present at our 2022 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

THE RMR GROUP INC.	2022 Proxy Statement 47

REPORT OF OUR AUDIT COMMITTEE
In the course of our Audit Committee’s oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with our management the audited financial statements for the fiscal year ended September 30, 2021; (ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the Securities and Exchange Commission.
Ann Logan, Chair
Rosen Plevneliev
Jonathan Veitch
Walter C. Watkins, Jr.

48 THE RMR GROUP INC.	2022 Proxy Statement

FREQUENTLY ASKED QUESTIONS
Proxy Materials and Voting Information
1.
What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2022 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2022 Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended September 30, 2021 (collectively, the “proxy materials”). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy.
2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Class A Common Shares you hold in certificate form and in book entry form.
If your shares are held in an account you own at a bank or brokerage firm or you hold shares through another nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Class A Common Shares.
If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Class A Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Class A Common Shares.
3.
What different methods can I use to vote?

By Telephone or Internet. All shareholders of record can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern time, on March 9, 2022 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.
By Written Proxy. All shareholders of record can also submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern time, on March 9, 2022 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.

THE RMR GROUP INC.	2022 Proxy Statement 49

Electronically at our 2022 Annual Meeting.
•
All shareholders of record may vote electronically at the meeting, as described in the response to question 11. Even if you plan to attend our 2022 Annual Meeting, we recommend that you follow the voting directions described above, so that your vote will be counted if you later decide not to attend our 2022 Annual Meeting.

•
Beneficial owners may vote electronically at our 2022 Annual Meeting if they have a 16 digit control number as described in the response to questions 11 and 12.

A shareholder may revoke a proxy at any time before it is voted at our 2022 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone, by signing and returning a later dated proxy card or by attending the meeting and voting or by sending an original written statement revoking the prior proxy to our Secretary at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2022 Annual Meeting).
Beneficial owners who wish to change their votes should contact the organization that holds their shares.
4.
Who may vote at our 2022 Annual Meeting?

Holders of record of any class of our Common Shares as of the close of business on January 6, 2022, the record date, may vote at the meeting. Holders of any class of our Common Shares will vote as a single class on all matters at the meeting.
5.
What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 9, 22, 37, 38 and 45, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.
6.
What is a quorum? How are abstentions and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2022 Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at our 2022 Annual Meeting constitutes a quorum.
Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of any proposal to be acted upon at our Annual Meeting. Broker non-votes are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, Proposal 2, Proposal 3 or Proposal 4. There can be no broker non-votes on Proposal 5 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf.
7.
Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2022 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2022 Annual Meeting.

50 THE RMR GROUP INC.	2022 Proxy Statement

Instead of receiving future copies of our proxy materials by mail, shareholders of record and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.
8.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Class A Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.
Proxies may also be solicited, without additional compensation, by our and our subsidiaries’ directors, officers and employees, by mail, telephone or other electronic means or in person.
9.
What is householding?

As permitted by the Exchange Act, we may deliver to shareholders only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2022 Annual Meeting, this Proxy Statement and the Annual Report to Shareholders residing at the same address, unless a shareholder at such address has notified us of such shareholder’s desire to receive separate copies of those documents. This practice is known as “householding.”
We will deliver a separate copy of any of those documents to you if you write to us at Investor Relations, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8230. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.
2022 Annual Meeting Information
10.
Why is our 2022 Annual Meeting being held virtually?

In light of the COVID-19 pandemic, we believe hosting our 2022 Annual Meeting virtually will help ensure the health and safety of our shareholders, Board and management. Shareholders attending our 2022 Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.
11.
How do I attend our 2022 Annual Meeting?

Attendance at the meeting is limited to our Directors and officers, shareholders as of the close of business on January 6, 2022 (the record date for the 2022 Annual Meeting) or their duly authorized representatives or proxies, and other persons permitted by the Chair of the meeting.
•
Record owners:   If you are a shareholder as of the close of business on the record date who holds shares directly, you may participate in the Annual Meeting by visiting
https://www.virtualshareholdermeeting.com/RMR2022 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

•
Beneficial owners:   If you are a shareholder as of the close of business on the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/RMR2022 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy

THE RMR GROUP INC.	2022 Proxy Statement 51

card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.
If you have questions regarding these admission procedures, please call Investor Relations at (617) 796-8230.
12.
How can I vote electronically at our 2022 Annual Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2022 Annual Meeting, you need to have a 16 digit control number from your bank, broker or other nominee. Please follow the procedures described in the response to questions 3 and 11.
You will not be able to vote your shares at the meeting without a 16 digit control number. We encourage you to vote your shares in advance, even if you intend to attend the meeting.
Company Documents, Communications and Shareholder Proposals
13.
How can I view or request copies of our SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.rmrgroup.com, click on “Investors & Media” and then click on “Corporate Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our Directors and executive officers, go to www.rmrgroup.com, click on “Investors & Media” and then click on “Financial Information.”
We will deliver free of charge, upon request, a copy of our Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
14.
How can I communicate with our Directors?

Any shareholder or other interested person who wants to communicate with our Directors, individually or as a group, should write to the party for whom the communication is intended, c/o Secretary, The RMR Group Inc., Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@rmrgroup.com. The communication will then be delivered to the appropriate party or parties.
15.
How do I submit a nomination or other proposal for action at our 2023 annual meeting of shareholders?

A proposal for action to be presented by any shareholder at our 2023 annual meeting of shareholders must be submitted as follows:
•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at our principal executive office by September 14, 2022.

•
For a nomination or proposal to be timely for purposes of Rule 14a-4(c)(1) under the Exchange Act, the proposal must be received by us no later than November 28, 2022.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
For additional information regarding how to submit a shareholder proposal, see page 8 of this Proxy Statement.

52 THE RMR GROUP INC.	2022 Proxy Statement

RELATED PERSON TRANSACTIONS
In this “Related Person Transactions” section, unless the context requires otherwise, references to “RMR Inc.”, “we,” “us” and “our” refer solely to The RMR Group Inc., a Maryland corporation, and not any of our subsidiaries. The description of agreements in this “Related Person Transactions” section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to our Annual Report.
A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.
A “related person” means any person who is, or at any time since October 1, 2020 was:
•
a Director, a nominee for Director or an executive officer of us;

•
known to us to be the beneficial owner of more than 5% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that contain guidelines for the consideration and approval of any related person transactions. Under these Governance Guidelines, neither we nor any of our subsidiaries may enter into a transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Directors (as such term is defined under Nasdaq rules). In determining whether to approve or ratify a transaction, our Board, or disinterested Directors or Independent Directors, as the case may be, must also act in accordance with any applicable provisions of our charter and Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described in Annex B to this Proxy Statement were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with our policies, as described above, and Maryland law. In the case of any transaction with us in which any other employee of us who is subject to the Code who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.rmrgroup.com.
Certain related person transactions are set forth in Annex B to this Proxy Statement.

THE RMR GROUP INC.	2022 Proxy Statement 53

OTHER INFORMATION
At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.
Jennifer B. Clark
Managing Director, Executive Vice President, General Counsel and Secretary
Newton, Massachusetts
January 12, 2022

54 THE RMR GROUP INC.	2022 Proxy Statement

ANNEX A—THE RMR GROUP INC. AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
THE RMR GROUP INC.
AMENDED AND RESTATED 2016 OMNIBUS EQUITY PLAN
Section 1   Purpose of Plan.
The name of this plan is The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan. The purposes of the Plan are to provide additional incentives to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are deemed to be important to the growth and success of the Company’s business in order to strengthen the commitment of such individuals to the Company and its Subsidiaries, motivate such individuals to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share Based Awards, Cash Awards or any combination of the foregoing. The Plan is an amendment and restatement of the predecessor The RMR Group Inc. 2016 Omnibus Equity Plan.
Section 2   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee or a delegate appointed in accordance with Section 3 hereof.
(b)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)   “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, federal and state tax law, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time (including, in each case, regulations promulgated thereunder).
(d)   “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share Based Award or Cash Award granted under the Plan.
(e)   “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Cash Award” means cash awarded under Section 10 of the Plan.
(h)   “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” the existence of Cause shall be determined by the Administrator in its discretion.
(i)   “Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

THE RMR GROUP INC.	2022 Proxy Statement A-1

(j)   “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:
(1)   any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Founder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of all the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest;
(2)   there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
(3)   during any period of two consecutive years, other than as a result of an event described in clause (2) above, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(k)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(l)   “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. The Committee may appoint a subcommittee to perform such of its functions as the Committee shall designate, which shall constitute the Committee hereunder for purposes of performing such functions (including to the extent it is necessary or desirable to have a committee composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded).
(m)   “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.
(n)   “Company” means The RMR Group Inc., a Maryland corporation (or any successor company, except, where the context requires, as the term “Company” is used in the definition of “Change in Control” above).
(o)   “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(p)   “Effective Date” has the meaning set forth in Section 18 hereof.
(q)   “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been determined to be eligible to receive Awards hereunder by the Administrator;
(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(s)   “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award and, with respect to a Share Appreciation

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Right, the base price per share of such Share Appreciation Right, which, with respect to Options and Share Appreciation Rights, in any event will not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(t)   “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(u)   “Founder” means Barry M. Portnoy, Adam D. Portnoy or any Person controlled by either or both of them or any member of the Immediate Family of either or both of them or the beneficiaries of such Person’s estate.
(v)   “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
(w)   “ISO” means an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(x)   “Nonqualified Stock Option” shall mean an Option that is not an ISO.
(y)   “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(z)   “Other Share Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may or may not be subject to the attainment of performance goals determined by the Committee or a period of continued employment or other terms or conditions as permitted under the Plan.
(aa)   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive an Award, and, if applicable, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(bb)   “Person” shall mean an individual, a corporation, a general or limited partnership, an association, a limited liability company, a governmental entity, a trust, a joint venture, a joint stock company or other entity or organization.
(cc)   “Plan” means this Amended and Restated 2016 Omnibus Equity Plan.
(dd)   “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.
(ee)   “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.
(ff)   “Securities Act” means the Securities Act of 1933, as amended from time to time
(gg)   “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

THE RMR GROUP INC.	2022 Proxy Statement A-3

(hh)   “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(ii)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
Section 3   Administration.
(a)   The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Administrator, subject to any restrictions on the authority delegated to it, shall have the power and authority, without limitation:
(1)   to determine Eligible Recipients and select those Eligible Recipients who shall be Participants;
(2)   to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)   to determine the number of Shares or the amount of cash to be covered by each Award granted hereunder;
(4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods (if any) applicable to Awards, (iii) the Exercise Price of Awards, (iv) the vesting schedule applicable to each Award, (v) the amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(5)   to determine the Fair Market Value in accordance with the terms of the Plan;
(6)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(7)   to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(8)   to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and
(9)   to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.
(b)   Without limitation of the authority of the Administrator under Section 5, Options and Share Appreciation Rights may not be re-priced or canceled and re-granted at a lower exercise, base or purchase price without first obtaining the approval of the Company’s shareholders.
(c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the

A-4 THE RMR GROUP INC.	2022 Proxy Statement

Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(d)   The Board or Committee may in its discretion, and to the extent it determines to be permissible under applicable law, regulation and the rules of the Nasdaq Stock Market LLC (or such other applicable exchange on which the Company’s equity securities are listed), delegate some or all of its authority, duties and responsibilities hereunder to officers or employees of the Company as the Board or Committee may determine, under such terms and conditions as the Board or Committee may establish from time to time.
Section 4   Shares Reserved for Issuance Under the Plan.
(a)   Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 950,000.
(b)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall again be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not reduce the aggregate number of shares of Common Stock available for Awards under the Plan.
(c)   Subject to adjustment as provided by Section 5, no more than 950,000 Shares shall be issued pursuant to the exercise of ISOs.
Section 5   Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number of securities subject to, and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant; provided that prior to any such cancellation the Participant shall be given a reasonable opportunity to exercise the applicable Award, regardless of any otherwise applicable vesting schedule. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in

THE RMR GROUP INC.	2022 Proxy Statement A-5

compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7   Options.
(a)   General. With respect to each Participant who is granted an Option, the Award Agreement shall set forth such terms and conditions as the Administrator shall determine, in its sole discretion, which shall include, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable as set forth in the applicable Award Agreement.
(b)   Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(c)   Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d)   Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)   Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.
(f)   ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. ISOs may be granted only to an employee of the Company, any “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.
(1)   ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, any “parent corporation” (as such term is defined in

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Section 424(e) of the Code) or a Subsidiary, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(2)   $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(3)   Disqualifying Dispositions. Each Participant awarded and exercises an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO.
(g)   Rights as Shareholder. Without limitation of the rights of the Administrator under Section 5, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares, has satisfied the requirements of Section 14 hereof and has received such Shares.
(h)   Termination of Employment or Service. Unless otherwise provided by the Administrator in the applicable Award Agreement:
(1)   If the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its maximum term.
(2)   If the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its maximum term.
(3)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(i)   Other Change in Employment Status. An Option shall be subject to such treatment, with regard to vesting schedule, termination and other terms and conditions, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, as may be determined from time to time in the discretion of the Administrator (which determination is not required to be the same for all Participants).
Section 8   Share Appreciation Rights.
(a)   General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall be provided with an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award

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Agreement shall set forth, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards; Rights as Shareholder. Without limitation of the rights of the Administrator under Section 5, a Participant shall have no rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 14 hereof and has received such Shares.
(c)   Exercisability.
(1)   Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)   Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(1)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(2)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(e)   Termination of Employment or Service. Unless otherwise provided by the Administrator in the applicable Award Agreement:
(1)   If the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Share Appreciation Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its maximum term.
(2)   If the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability, or death of the Participant, (A) Share Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall

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expire and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its maximum term.
(3)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Share Appreciation Rights granted to such Participant shall expire at the commencement of business on the date of such termination.
(f)   Term.
(1)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)   Other Change in Employment Status. Share Appreciation Rights shall be subject to such treatment, with regard to vesting schedule, termination and other terms and conditions, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, as may be determined in the discretion of the Administrator (which determination is not required to be the same for all Participants).
Section 9   Restricted Shares and Restricted Stock Units.
(a)   General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.
(b)   Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares (or such issuance may be evidenced via book entry); and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award.
The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.
With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units shall (subject to the following paragraph) be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Unit Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.

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Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form), or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made at such time as is required to avoid the imposition of a tax under Section 409A of the Code.
(c)   Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to such restrictions or conditions as determined by the Administrator at the time of grant and:
(1)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals established by the Committee, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability.
(2)   Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period. Except as provided in the applicable Award Agreement (and without limiting the rights of the Administrator under Section 5), the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Stock Units during the Restricted Period); provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to unvested Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares or cash (in the case of Restricted Stock Units paid or payable in cash) in respect of the related Restricted Stock Units are payable to the Participant.
(3)   The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10   Other Share Based Awards; Cash Awards.
Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share Based Awards shall be granted. Each Participant who is granted an Other Share Based Award shall receive an Award Agreement, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share Based Awards, or the manner in which such Other Share Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions, if any, to the vesting and/or payment or settlement of such Other Share Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share Based Awards. The Administrator may make Other Share Based Awards consisting of unrestricted Shares to such individuals and in such amounts as the Administrator may determine (subject to Section 6). The Administrator may also grant Cash Awards to Participants, upon such terms and conditions as the Administrator may determine in its discretion. No agreement is required to be executed in respect of awards of vested shares of Common Stock.
Section 11   Change in Control.
Unless otherwise determined by the Administrator and evidenced in an Award Agreement (but without limitation of the rights of the Administrator hereunder), if (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without

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Cause on or after the effective date of the Change in Control but prior to the second anniversary of the Change in Control, then, upon such Termination:
(a)   any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)   the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.
If the Administrator determines in its discretion pursuant to Section 3(a)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.
Section 12   Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Approval of the Company’s shareholders shall be required for any amendment that would require such approval in order to satisfy the rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall materially impair the rights of any Participant without his or her consent.
Section 13   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 14   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock. The Company may in its discretion limit the number of Shares it will withhold or accept in satisfaction of withholding obligations, including imposing such limitations as it determines to be necessary or desirable to avoid adverse accounting consequences. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is due and any fractional share amounts resulting therefrom shall be settled in cash. Subject to the terms of the Award Agreement, such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

THE RMR GROUP INC.	2022 Proxy Statement A-11

Section 15   Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.
Section 16   Continued Employment.
Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient or Participant any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any individual at any time.
Section 17   Forfeiture Events; Compensation Recovery Policy.
(a)   Notwithstanding any provision of the Plan to the contrary, if the Administrator determines, after full consideration of the facts, that:
(1)   A Participant has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company;
(2)   A Participant has violated the terms of any employment, noncompetition, non-solicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he or she is a party; or
(3)   the employment or involvement with the Company or a Subsidiary of the Participant was terminated for Cause; then the Participant’s right to exercise an exercisable Award shall terminate as of the date of such act (in the case of (1) or (2)) or such termination (in the case of (3)), the Participant shall forfeit all unexercised Awards and all unvested Awards and the Company shall have the right to repurchase all or any part of the Shares acquired by the Participant with respect to any Award, at a price equal to the lower of (a) the amount paid to the Company upon exercise or acquisition (or to cause such shares to be forfeited without consideration if no amount was paid), or (b) the Fair Market Value of such shares at the time of repurchase. If the holder of an Award whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Award prior to consideration of the application of this Section 17 or prior to a decision of the Administrator, the Company shall not be required to recognize such exercise until the Administrator has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void ab initio) if the Administrator makes a determination that the Participant had engaged in the proscribed conduct; provided, however, that if the Administrator finds in favor of the Participant then the Participant will be deemed to have exercised the Award retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Administrator as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Administrator, however, shall affect in any manner the

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finality of the discharge of such Participant from employment by or service to the Company. For purposes of this Section 17, references to the Company shall include any Subsidiary.
(b)   All Awards issued under this Plan shall be subject to the Company’s compensation recovery policy as it may be adopted and as amended from time to time and each Participant who receives an Award hereunder shall be deemed to have consented to the applicability of such recoupment policy to such Award.
Section 18   Effective Date.
The 2016 Omnibus Equity Plan’s original effective date was March 9, 2016, and the Amended and Restated 2016 Omnibus Equity Plan shall be effective as of the close of business on March 10, 2022, subject to approval by the Company’s shareholders (the “Effective Date”).
Section 19   Electronic Signature.
Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.
Section 20   Term of Plan.
No Award shall be granted pursuant to the Plan on or after March 10, 2032, but Awards theretofore granted may extend beyond that date in accordance with their terms.
Section 21   Securities Matters and Regulations.
(a)   Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)   Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)   In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 22   Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be administered and interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall

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not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and payment at such time would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Section 23   Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall provide the Company with documentation of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.
Section 24   No Fractional Shares.
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25   Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 26   Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27   Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28   Governing Law.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles of conflicts of law of such state.

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ANNEX B—CERTAIN RELATED PERSON TRANSACTIONS
We conduct substantially all of our business through our majority owned subsidiary, The RMR Group LLC (“RMR LLC”). We have no employees, and the personnel and various services we require to operate our business are or will be provided to us by RMR LLC. We serve as the managing member of RMR LLC and, as of January 6, 2022, we owned 15,485,011 class A membership units (“Class A Units”) of RMR LLC and 1,000,000 class B membership units of RMR LLC.
Adam Portnoy, one of our Managing Directors, is the sole trustee of our controlling shareholder, ABP Trust, and owns all of ABP Trust’s voting securities and a majority of the economic interests of ABP Trust. As of January 6, 2022, Adam Portnoy beneficially owned, in aggregate, including through ABP Trust, (i) 170,502 Class A Common Shares, (ii) all the outstanding Class B-1 Common Shares, (iii) all the outstanding Class B-2 Common Shares, and (iv) 15,000,000 Class A Units of RMR LLC. Our Class B-1 Common Shares and Class B-2 Common Shares entitle holders to ten votes per share. As a result of their ownership of our Common Shares and units of RMR LLC, Adam Portnoy and ABP Trust, in effect, own in aggregate a combined direct and indirect 51.4% economic interest in RMR LLC and control 91.3% of the voting power of our outstanding Common Shares.
Adam Portnoy, Jennifer B. Clark and Matthew P. Jordan are our officers, officers of ABP Trust and officers and employees of RMR LLC; Jennifer F. Francis, John G. Murray and Jonathan M. Pertchik are officers and employees of RMR LLC.
Through RMR LLC, we provide management services for four real estate investment trusts: Diversified Healthcare Trust (including its subsidiaries, “DHC”); Industrial Logistics Properties Trust (including its subsidiaries, “ILPT”); Office Properties Income Trust (including its subsidiaries, “OPI”); and Service Properties Trust (including its subsidiaries, “SVC,” and together with DHC, ILPT and OPI, the “Managed Equity REITs”).
Through our subsidiary Tremont Realty Capital LLC, or “Tremont Realty Capital” (formerly known as Tremont Realty Advisors LLC), an investment adviser registered with the Securities and Exchange Commission, or “SEC,” we provide advisory services for a mortgage real estate investment trust, Seven Hills Realty Trust, or “SEVN” (formerly known as RMR Mortgage Trust, or “RMRM”). Until September 30, 2021, Tremont Realty Capital also provided advisory services to Tremont Mortgage Trust, or “TRMT”, a publicly traded mortgage REIT. On September 30, 2021, TRMT merged with and into SEVN, or the Merger, with SEVN continuing as the surviving company. Tremont Realty Capital continues to manage the combined company pursuant to SEVN’s management agreement with Tremont Realty Capital and waived the termination fee that would otherwise be payable by TRMT as a result of the Merger. Until the Merger, Tremont Realty Capital was also TRMT’s largest shareholder, owning 1,600,100 of TRMT’s common shares, or approximately 19.3% of its then outstanding common shares. Our former subsidiary, RMR Advisors LLC, or “RMR Advisors,” which previously provided advisory services to RMRM, was merged into Tremont Realty Capital on January 6, 2021. On April 16, 2020, shareholders of RMRM approved its conversion from a registered investment company to a commercial mortgage real estate investment trust and amended RMRM’s fundamental investment policies and restrictions to permit RMRM to pursue its new business. On January 5, 2021, RMRM received an order from the SEC declaring that RMRM ceased to be an investment company under the Investment Company Act of 1940 and subsequently terminated its investment advisory agreement with RMR Advisors and entered into a new management agreement with Tremont Realty Capital.
Through RMR LLC, we provide management services for three real estate based operating companies: Five Star Senior Living Inc. (including its subsidiaries, “FVE”); Sonesta International Hotels Corporation (including its subsidiaries, “Sonesta”); and TravelCenters of America Inc. (including its subsidiaries, “TA” and together with FVE and Sonesta, the “Managed Operating Companies”). Through RMR LLC, we also provide management services for ABP Trust and its subsidiaries, or collectively ABP Trust, and other private entities that own commercial real estate, of which certain of our Managed Equity REITs own minority equity interests. We refer to these clients as the Managed Private Real Estate Capital clients.
Adam Portnoy is also the chair of the board of trustees of each of the Managed Equity REITS, and SEVN (together with TRMT until September 30, 2021, the “Managed REITs” or “Managed Public Real Estate Capital clients”), the chair of the board of directors of each of FVE and TA, a managing trustee or managing

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director of each of the Managed REITs, FVE and TA and a director and the controlling shareholder of Sonesta Holdco Corporation, the parent of Sonesta. Jennifer B. Clark is a managing trustee of OPI, a managing director of FVE and a director of Sonesta Holdco Corporation, and she previously served as a managing trustee of each of DHC and RMRM until June 3, 2021 and January 5, 2021, respectively. Ms. Clark also serves as the secretary of all the publicly traded clients to which we provide management services and Sonesta Holdco Corporation. Many of the executive officers of the Managed Operating Companies are officers or employees of RMR LLC. Some of our executive officers are also managing directors, managing trustees or executive officers of certain of the Managed REITs and the Managed Operating Companies.
As of January 6, 2022, Adam Portnoy beneficially owned, in aggregate, 6.2% of FVE’s outstanding common shares, 1.1% of SVC’s outstanding common shares, 1.2% of ILPT’s outstanding common shares, 1.5% of OPI’s outstanding common shares, 1.1% of DHC’s outstanding common shares, 4.4% of TA’s outstanding common shares (including through RMR LLC) and 7.4% of SEVN’s outstanding common shares (including through Tremont Realty Capital).
The Managed REITs have no employees. RMR LLC provides or arranges for all the personnel, overhead and services required for the operation of the Managed Equity REITs pursuant to management agreements with them. All the officers of the Managed Equity REITs and ABP Trust are officers or employees of RMR LLC. All the officers, overhead and required office space of SEVN (and prior to the Merger, TRMT) are provided or arranged by Tremont Realty Capital. All of SEVN’s (and prior to the Merger, TRMT’s) officers are officers or employees of Tremont Realty Capital or RMR LLC. Many of the executive officers of the Managed Operating Companies are officers or employees of RMR LLC. Some of our executive officers are also managing directors or managing trustees of certain of the Managed REITs and Managed Operating Companies.
Several of our clients have historical and ongoing material relationships with other of our clients and several of the independent trustees and independent directors of our public clients also serve as independent trustees and independent directors of other of our public clients. For example, as of January 6, 2022, SVC owned 8.0% of the outstanding common shares of TA and approximately 34% of the outstanding shares of Sonesta Holdco Corporation, and DHC owned approximately 33% of the outstanding common stock of FVE. As of January 6, 2022, ILPT owned a 22% equity interest in a joint venture with two third-party partners; we manage this joint venture. SVC is TA’s principal landlord, and TA is SVC’s largest tenant, operating travel center locations owned by SVC pursuant to long term leases, and Sonesta manages the majority of SVC’s hotels and most of the hotels Sonesta operates are owned by SVC. FVE manages many of the senior living communities that DHC owns pursuant to long term agreements.
Related Person Transactions
Management and Advisory Services
As a result of the relationships described in this “Related Person Transactions” section, the Managed REITs, the Managed Operating Companies and ABP Trust may be considered to be related persons of us. RMR LLC recognized management services, advisory services and reimbursable payroll and related cost revenues from these related parties for the fiscal year ended September 30, 2021 as set forth in the following table (dollars in thousands):

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	For the Fiscal Year Ended September 30, 2021
Managed Public Real Estate Capital:
DHC	$171,518
ILPT	37,839
OPI	243,602
SVC	79,406
Total Managed Equity REITs	532,365
SEVN(1)	4 ,927
TRMT(1)	5,398
	542,690
Managed Private Real Estate Capital:
ABP Trust	27,619
Other private entities	9,777
	37,396
Managed Operating Companies:
FVE	7,491
Sonesta	4,693
TA	14,501
	26,685
	$606,771	(2)

(1)
TRMT merged with and into SEVN on September 30, 2021, with SEVN continuing as the surviving company. This table presents revenues for the fiscal year ended September 30, 2021, for TRMT separately as they relate to a period prior to the Merger.

(2)
Includes reimbursable compensation and benefits (which include share awards by certain companies to our executive officers and other employees) totaling $61,523 and other reimbursable expenses totaling $370,037 for the fiscal year ended September 30, 2021.

Management Agreements with the Managed Equity REITs
RMR LLC is party to a business management agreement and a property management agreement with each Managed Equity REIT. Each business management agreement requires RMR LLC to use its reasonable best efforts to present the Managed Equity REIT with a continuing and suitable real estate investment program consistent with the REIT’s real estate investment policies and objectives. Each property management agreement requires RMR LLC to act as managing agent for each Managed Equity REIT’s properties and devote such time, attention and effort as may be appropriate to operate and manage the Managed Equity REIT’s properties in a diligent, orderly and efficient manner.
Business Management Agreement Fees. Each business management agreement between RMR LLC and a Managed Equity REIT provides for (i) an annual base management fee, payable monthly in arrears, and (ii) an annual incentive business management fee. The annual base management fee generally is calculated as the lesser of:
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the sum of (a) 0.5% of the historical cost of transferred real estate assets, if any, as defined in the applicable business management agreement, plus (b) 0.7% of the average invested capital (exclusive of the transferred real estate assets), as defined in the applicable business management agreement, up to $250.0 million, plus (c) 0.5% of the average invested capital exceeding $250.0 million; and

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the sum of (a) 0.7% of the average market capitalization, as defined in the applicable business management agreement, up to $250.0 million, plus (b) 0.5% of the average market capitalization exceeding $250.0 million.

The annual incentive business management fee payable by each Managed Equity REIT, if any, is calculated as follows:

THE RMR GROUP INC.	2022 Proxy Statement B-3

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The incentive business management fee is calculated as an amount equal to 12.0% of the product of (a) the equity market capitalization of the Managed Equity REIT, as defined in the applicable business management agreement, on the last trading day of the year immediately prior to the measurement period, and (b) the amount, expressed as a percentage, by which the Managed Equity REIT’s total return per share realized by its common shareholders (i.e., share price appreciation plus dividends, or the “total return per share”), exceeds the total shareholder return of a specified REIT index (the “benchmark return per share”) for the relevant measurement period, with each of (a) and (b) subject to adjustments for net common shares issued by the Managed Equity REIT during the measurement period.

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RMR LLC and each Managed Equity REIT amended their business management agreements effective August 1, 2021 to replace the benchmark indexes used in the calculation of incentive business management fees. Pursuant to the amendments, for periods beginning on and after August 1, 2021, each Managed Equity REIT’s respective subsector index of the MSCI U.S. REIT indexes replaced the discontinued SNL U.S. REIT indexes and is used to calculate benchmark returns per share for purposes of determining any incentive business management fee payable by the Managed Equity REIT to RMR LLC. The specified REIT index utilized to calculate the benchmark return per share for each of our Managed Equity REITs when calculating the incentive business management fees is as follows:

Managed Equity REITs	Through July 31, 2021	On and After August 1, 2021
DHC	SNL U.S. REIT Healthcare Index	MSCI U.S. REIT/Health Care Index
ILPT	SNL U.S. Industrial REIT Index	MSCI U.S. REIT/Industrial REIT Index
OPI	SNL U.S. Office REIT Index	MSCI U.S. REIT/Office REIT Index
SVC	SNL U.S. REIT Hotel Index	MSCI U.S. REIT/Hotel & Resort REIT Index

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For periods prior to August 1, 2021, the previously used and now discontinued SNL U.S. REIT indexes will continue to be used. Accordingly, the calculation of incentive business management fees for the next two measurement periods will continue to use the SNL U.S. REIT indexes in calculating the benchmark returns for periods through July 31, 2021.

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No incentive business management fee is payable by the Managed Equity REIT unless its total return per share during the measurement period is positive.

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The measurement period for an annual incentive business management fee is defined as the three year period ending on December 31 of the year for which such fee is being calculated.

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If the Managed Equity REIT’s total return per share exceeds 12% per year in the measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the specified REIT index for such measurement period and 12% per year (the “adjusted benchmark return per share”). In instances where the adjusted benchmark return per share applies, the incentive fee will be reduced if the Managed Equity REIT’s total return per share is between 200 basis points and 500 basis points below the specified REIT index by a low return factor, as defined in the applicable business management agreement, and there will be no incentive business management fee paid if, in these instances, the Managed Equity REIT’s total return per share is more than 500 basis points below the specified REIT index.

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The incentive business management fee payable by the Managed Equity REIT is subject to a cap equal to the value of the number of its common shares which would, after issuance, represent (a) 1.5% of the number of its common shares outstanding on December 31 of the year for which such fee is being calculated multiplied by (b) the average closing price of its common shares during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

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Incentive fees paid by the Managed Equity REIT for any measurement period may be subject to certain “clawback” if the financial statements of the Managed Equity REIT for that measurement period are restated due to material non-compliance with any financial reporting requirements under

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the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR LLC and the amount of the incentive fee paid by the Managed Equity REIT was greater than the amount it would have paid based on the restated financial statements.
If the business management agreement is terminated, the base business management fee and incentive business management fee due in respect of any partial period prior to the date of termination will be prorated as provided in the agreement.
Property Management Agreement Fees. Except as noted in the last two sentences of this paragraph, no property management fees are payable by a Managed Equity REIT to RMR LLC for any hotels, senior living communities or travel centers which are leased to, or managed by, a Managed Operating Company or another operating business such as a hotel management company or a senior living or healthcare services provider. For other properties, each property management agreement between RMR LLC and a Managed Equity REIT provides for (1) a management fee equal to 3.0% of the gross rents collected from tenants and (2) a construction supervision fee equal to 5.0% of the cost of any construction, renovation or repair activities at the Managed Equity REIT’s properties, other than ordinary maintenance and repairs. In June 2021, RMR LLC and DHC and SVC amended the respective property management agreements to, among other things, provide for RMR LLC’s oversight of any major capital projects and repositionings at DHC’s senior living communities, including DHC’s senior living communities managed by FVE, and SVC’s hotels, including SVC’s hotels managed by Sonesta, as DHC or SVC, as applicable, may request from time to time. RMR LLC receives the same fee previously paid to FVE and Sonesta, respectively, for these services, which is equal to 3.0% of the cost of any such major capital project or repositioning.
Expense Reimbursement. Under each business management agreement, the Managed Equity REIT pays or reimburses RMR LLC for all of the expenses relating to the Managed Equity REIT’s activities, including the costs and expenses of investigating, acquiring, owning and disposing of its real estate (third party property diligence costs, appraisal, reporting, audit and legal fees), its costs of borrowing money, its costs of securities listing, transfer, registration and compliance with reporting requirements and its costs of third party professional services, including legal and accounting fees, and as otherwise agreed; and RMR LLC bears its general and administrative expenses relating to its performance of its obligations under the agreement, including expenses of its personnel, rent and other office expenses. Also, the allocable cost of internal audit services is reimbursed by each Managed Equity REIT to RMR LLC.
Also, under each property management agreement, the Managed Equity REIT pays certain allocable expenses of RMR LLC in the performance of its duties, including wages for onsite property management personnel and allocated costs of centralized property management services.
Term and Termination. The business and property management agreements with each Managed Equity REIT automatically extend on December 31st of each year and have terms thereafter that end on the 20th anniversary of the date of each extension. A Managed Equity REIT has the right to terminate its management agreements with RMR LLC: (1) at any time upon 60 days’ written notice for convenience, (2) immediately upon written notice for cause, as defined in the agreements, (3) upon written notice given within 60 days after the end of an applicable calendar year for a performance reason, as defined in the agreements, and (4) by written notice during the 12 months following a manager change of control, as defined in the agreements. RMR LLC has the right to terminate the management agreements for good reason, as defined in the agreements.
If a Managed Equity REIT terminates a management agreement for convenience, or if RMR LLC terminates a management agreement with a Managed Equity REIT for good reason, the Managed Equity REIT is obligated to pay RMR LLC a termination fee equal to the sum of the present values of the monthly future fees, as defined in the agreement, payable for the remaining term of the agreement, assuming it had not been terminated. If a Managed Equity REIT terminates a management agreement for a performance reason, as defined in the agreement, the Managed Equity REIT is obligated to pay RMR LLC the termination fee calculated as described above, but assuming a remaining term of ten years.
The management agreements provide for certain adjustments to the termination fees if a Managed Equity REIT merges with another REIT to which RMR LLC is providing management services or if the Managed Equity REIT spins off a subsidiary to which it contributed properties and to which RMR LLC is providing

THE RMR GROUP INC.	2022 Proxy Statement B-5

management services, both at the time of the spin off and on the date of the expiration or termination of either of the management agreements.
A Managed Equity REIT is not required to pay any termination fee if it terminates its business or property management agreements for cause, or as a result of a manager change of control, in each case as defined in such agreements.
Other Provisions. Under both the business and property management agreements, each Managed Equity REIT has agreed to indemnify RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of RMR LLC with respect to the provision of services by RMR LLC, except to the extent such provision of services was in bad faith or fraudulent, constituted willful misconduct or was grossly negligent. In addition, each management agreement provides that any disputes, as defined in those agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, will be subject to mandatory arbitration in accordance with procedures provided in the agreement.
Management Agreements with the Managed Operating Companies
Fees. RMR LLC provides services and earns fees pursuant to a management agreement with each of the Managed Operating Companies. Under these agreements, RMR LLC provides services to the Managed Operating Companies relating to, or assists them with, among other things, their compliance with various laws and rules applicable to them, capital markets and financing activities, maintenance of their properties, selection of new business sites and evaluation of other business opportunities, accounting and financial reporting, internal audit, investor relations and general oversight of the Managed Operating Company’s daily business activities, including legal and tax matters, human resources, insurance programs and management information systems.
Each Managed Operating Company pays RMR LLC a fee under its management agreement in an amount equal to 0.6% of: (i) for FVE, FVE’s revenues from all sources reportable under U.S. Generally Accepted Accounting Principles (“GAAP”), other than revenues reportable by FVE with respect to properties for which FVE provides management services, plus the gross revenues of properties managed by FVE determined in accordance with GAAP; (ii) for Sonesta, Sonesta’s revenues from all sources reportable under GAAP, other than any revenues reportable by Sonesta with respect to hotels for which Sonesta provides management services, plus the revenues of hotels managed by Sonesta (except to the extent such managed hotel revenues are included in Sonesta’s gross revenues under GAAP); and (iii) for TA, the sum of TA’s gross fuel margin, determined as TA’s fuel sales revenues less its cost of fuel sales, plus TA’s total nonfuel revenues. In addition, the management agreement with each Managed Operating Company provides that the compensation of senior executives of the Managed Operating Company, who are also employees or officers of RMR LLC, is the responsibility of the party to or on behalf of which the individual renders services. In the past, because at least 80.0% of each of these executives’ business time was devoted to services to the Managed Operating Company, 80.0% of these executives’ total cash compensation was paid by the Managed Operating Company and the remainder was paid by RMR LLC. Each Managed Operating Company reimburses RMR LLC for certain expenses as provided under its management agreement.
Term and Termination. The terms of the management agreements with each Managed Operating Company end on December 31st of each year, and automatically extend for successive one year terms, unless RMR LLC or the applicable Managed Operating Company gives notice of non-renewal before the expiration of the applicable term. Also, a Managed Operating Company may terminate its management agreement at any time (i) for FVE and TA, on 60 days’ notice and RMR LLC may terminate such agreements at any time on 120 days’ notice, and (ii) for Sonesta, on 30 days’ notice and RMR LLC may terminate its agreement with Sonesta on 30 days’ notice. If FVE or TA terminates or elects not to renew its agreement, other than for cause as defined in each agreement, the Managed Operating Company is obligated to pay RMR LLC a termination fee equal to 2.875 times the sum of the annual base management fee and the annual internal audit services expense, which amounts are based on averages during the 24 consecutive calendar months prior to the date of notice of nonrenewal or termination.
Other Provisions. Each Managed Operating Company has agreed to indemnify RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of RMR LLC with respect to

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the provision of services by RMR LLC, except to the extent such provision of services was in bad faith or was grossly negligent. In addition, each agreement provides that any disputes, as defined in those agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, shall be subject to mandatory arbitration in accordance with procedures provided in the agreement.
Management Agreements with the Managed Private Real Estate Capital Clients
RMR LLC provides management services to our controlling shareholder, ABP Trust, for which it receives, depending upon the services provided, a management fee in an annual amount equal to 0.5% of ABP Trust’s average invested capital, a property management fee in an amount equal to 3.0% of rents collected from managed properties and a construction supervision fee in an amount equal to 5.0% of the cost of any construction, renovation or repair activities at the managed properties, other than ordinary maintenance and repairs.
Management Agreements with the Tremont Realty Capital Clients
Tremont Realty Capital is party to a management agreement with SEVN (beginning January 6, 2021) and, prior to the Merger was a party to a management agreement with TRMT which agreement was terminated in connection with the Merger. Under SEVN’s management agreement, Tremont Realty Capital will implement the business strategies of SEVN subject to the oversight of SEVN’s board of trustees. Tremont Realty Capital is also responsible for SEVN’s day to day operations and to perform (or cause to be performed) corporate office functions for SEVN. Tremont Realty Capital waived any incentive fees otherwise due and payable by TRMT pursuant to the management agreement for the period July 1, 2018 through December 31, 2020. Tremont Realty Capital is also party to a management agreement with Centre Street Finance LLC, the terms of which are substantially similar to SEVN’s management agreement with Tremont Realty Capital. Because Centre Street Finance LLC is currently inactive, it is not specifically addressed in this Annex B.
Fees and Expense Reimbursements. Under the management agreements, SEVN is responsible to pay Tremont Realty Capital the following:
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Base Management Fee:

◦
SEVN is required to pay Tremont Realty Capital an annual base management fee equal to 1.5% of SEVN’s equity, payable in cash quarterly (0.375% per quarter) in arrears. Under the management agreement, “equity” means (a) the sum of (i) SEVN’s net asset value as of January 5, 2021, plus (ii) the net proceeds received by SEVN from any future sale or issuance of shares of beneficial interest of SEVN, plus (iii) SEVN’s cumulative core earnings (as defined in the management agreement) for the period commencing on January 5, 2021 to the end of the most recent applicable calendar quarter, less (b) (i) any distributions previously paid to holders of its common shares, (ii) any incentive fee previously paid to Tremont Realty Capital and (iii) any amount that SEVN may have paid to repurchase its common shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis. As a result of the Merger, as of September 30, 2021, the net book value of TRMT was included as equity under the management agreement.

◦
Prior to the Merger, TRMT was required to pay Tremont Realty Capital an annual base management fee equal to 1.5% of TRMT’s equity, payable in cash quarterly (0.375% per quarter) in arrears. Under the management agreement, “equity” meant (a) the sum of (i) the proceeds received by TRMT from its initial public offering (the “TRMT IPO”) and the concurrent private placement of its common shares to Tremont Realty Capital, plus (ii) the net proceeds received by TRMT from any future sale or issuance of shares of beneficial interest of TRMT, plus (iii) TRMT’s cumulative core earnings (as defined in the management agreement) for the period commencing on the completion of the TRMT IPO on September 18, 2017 to the end of the most recent applicable calendar quarter, less (b) (i) any distributions previously paid to holders of its common shares, (ii) any incentive fee previously paid to Tremont Realty Capital and (iii) any amount that TRMT may have paid to repurchase its common shares. All items in the foregoing sentence (other than clause (a)(iii)) are calculated on a daily weighted average basis. In connection with the Merger, TRMT’s management agreement was terminated.

THE RMR GROUP INC.	2022 Proxy Statement B-7

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Incentive Fee. Pursuant to each management agreement, the client is required to pay Tremont Realty Capital quarterly an incentive fee in arrears in cash equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) the Tremont Realty Capital client’s core earnings for the most recent 12 month period (or such lesser number of completed calendar quarters, as applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (B) the product of (1) the Tremont Realty Capital client’s equity in the most recent 12 month period (or such lesser number of completed calendar quarters, as applicable), including the calendar quarter (or part thereof) for which the calculation of the incentive fee is being made, and (2) 7% per year and (b) the sum of any incentive fees paid to Tremont Realty Capital with respect to the first three calendar quarters of the most recent 12 month period (or such lesser number of completed calendar quarters preceding the applicable period, if applicable). No incentive fee shall be payable with respect to any calendar quarter unless the Tremont Realty Capital client’s core earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters, as applicable) in the aggregate is greater than zero. The incentive fee may not be less than zero.

For purposes of the calculation of base management fees and incentive fees payable to Tremont Realty Capital, net income (or loss) attributable to common shareholders computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss), and excluding: (a) the incentive fees earned by Tremont Realty Capital; (b) depreciation and amortization (if any); (c) non cash equity compensation expense (if any); (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income or loss under GAAP); and (e) one-time events pursuant to changes in GAAP and certain material non cash income or expense items (for SEVN and, prior to the Merger, TRMT, in each case after discussions between Tremont Realty Capital and the independent trustees of such client and approved by a majority of such independent trustees). Pursuant to the terms of each management agreement, the exclusion of depreciation and amortization from the calculation of core earnings shall only apply to owned real estate. Shares of beneficial interest of SEVN that are entitled to a specific periodic distribution or have other debt characteristics will not be included in equity for the purpose of calculating incentive fees payable to Tremont Realty Capital. Instead, the aggregate distribution amount that accrues to such shares during the calendar quarter of such calculation will be subtracted from core earnings for purposes of calculating incentive fees, unless such distribution is otherwise already excluded from core earnings. Equity and core earnings as defined in each management agreement are non-GAAP financial measures and may be different than shareholders’ equity and net income of SEVN calculated according to GAAP.
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Termination Fee.

◦
In the event the management agreement is terminated by SEVN without a cause event or by Tremont Realty Capital for a material breach, SEVN will be required to pay Tremont Realty Capital a termination fee equal to (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive fee, in each case paid or payable to Tremont Realty Capital during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination or, if such termination occurs within 24 months of its initial commencement, the base management fee and the incentive fee will be annualized for such two year period based on such fees earned by Tremont Realty Capital during such period, plus (b) $1.6 million. In addition, the initial organizational costs related to TRMT’s formation and the costs of its initial public offering and the concurrent private placement that Tremont Realty Capital had paid pursuant to its management agreement with TRMT will be included in the “Termination Fee” under and as defined in SEVN’s management agreement with Tremont Realty Capital. No termination fee will be payable if the management agreement is terminated by SEVN for a cause event or by Tremont Realty Capital for SEVN’s material breach.

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Expense Reimbursement. Tremont Realty Capital, and not the client, will be responsible for the costs of Tremont Realty Capital’s employees who provide services to the client, including the cost of the client’s personnel who originate the client’s loans, unless any such payment or reimbursement

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is specifically approved by a majority of the independent trustees of the client, is a shared services cost or relates to awards made under any equity compensation plan adopted by the client from time to time. The client is required to pay or to reimburse Tremont Realty Capital and its affiliates for all other costs and expenses of the client’s operations, including but not limited to, the costs of rent, utilities, office furniture, equipment, machinery, facilities and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to the client’s investments, investor relations expenses and other professional services, personnel and support shared by Tremont Realty Capital, and other costs and expenses not specifically required under the management agreement to be borne by Tremont Realty Capital. Some of these overhead, professional and other services will be provided by RMR LLC pursuant to a shared services agreement between Tremont Realty Capital and RMR LLC. In addition, the client will also pay its pro rata portion of internal audit costs incurred by RMR LLC on behalf of the client and our other clients.
Term and Termination. The initial term of the management agreement with SEVN ends on December 31, 2023, and the agreement will automatically renew for successive one year terms beginning January 1, 2024 and each January 1 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two thirds (2/3) of the independent trustees of SEVN based upon a determination that (a) Tremont Realty Capital’s performance is unsatisfactory and materially detrimental to SEVN or (b) the base management fee and incentive fee, taken as a whole, payable to Tremont Realty Capital under the management agreement are not fair to SEVN (provided that in the instance of (b), Tremont Realty Capital will be afforded the opportunity to renegotiate the base management fee and incentive fee prior to termination). The management agreement may be terminated by Tremont Realty Capital before each annual renewal upon written notice delivered to the board of trustees of SEVN no later than 180 days prior to an annual renewal date.
Tremont Realty Capital may terminate the management agreement with SEVN if SEVN becomes required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), with such termination deemed to occur immediately before such event. In addition, Tremont Realty Capital may terminate the management agreement upon 60 days’ written notice for a material breach by SEVN, as defined in its management agreement, which includes if SEVN defaults in the performance or observance of any material term, condition or covenant contained in the management agreement, the consequence of which was materially adverse to Tremont Realty Capital and which did not result from and was not attributable to any action, or failure to act, of Tremont Realty Capital and the default continues for a period of 30 days after written notice to SEVN requesting that the default be remedied within that period, SEVN materially reduces Tremont Realty Capital’s duties and responsibilities or scope of its authority under the management agreement or SEVN ceases or take steps to cease to conduct the business of originating or investing in commercial real estate loans.
Other Provisions. SEVN has agreed to indemnify Tremont Realty Capital and its affiliates, including RMR LLC, its members, officers, employees and affiliates against liabilities relating to acts or omissions of such party with respect to the provision of services to SEVN, except to the extent such provision of services was in bad faith or was grossly negligent. In addition, the management agreement provides that any disputes, as defined in the agreements, arising out of or relating to the agreement or the provision of services pursuant thereto, upon the demand of a party to the dispute, shall be subject to mandatory arbitration in accordance with procedures provided in the agreement.
RMR Advisors LLC, or RMR Advisors, merged into Tremont Realty Capital on January 6, 2021, and previously provided advisory services for RMRM. Until January 5, 2021, RMRM was a registered investment company under the Investment Company Act, and RMR Advisors was compensated by RMRM pursuant to RMR Advisors’s agreement with RMRM at 0.85% of RMRM’s average daily managed assets. Average daily managed assets included the net asset value attributable to RMRM’s outstanding common shares and cash on hand, plus the liquidation preference of RMRM’s outstanding preferred shares and the principal amount of any borrowings, including from banks or evidenced by notes, commercial paper or other similar instruments issued by RMRM.
Reimbursable Compensation and Benefits
Reimbursable compensation and benefits include reimbursements, at cost, that arise primarily from services RMR LLC provides pursuant to its property management agreements, a significant portion of which are

THE RMR GROUP INC.	2022 Proxy Statement B-9

charged or passed through to and were paid by tenants of our clients. RMR LLC realized reimbursable compensation and benefits for the fiscal year ended September 30, 2021 of $52.4 million. Reimbursable compensation and benefits also include grants of common shares from the clients directly to certain of RMR LLC’s officers and employees in connection with the provision of management services to those companies. For the fiscal year ended September 30, 2021, we recognized $9.2 million for these equity based compensation expense and related reimbursements.
Other Reimbursable Expenses
Other reimbursable expenses include reimbursements that arise from services RMR LLC provides pursuant to its property management agreements, which include third party costs related to matters such as maintenance and repairs, security and cleaning services, a significant portion of which are charged or passed through to and were paid by tenants of our clients. RMR LLC recognized other reimbursable expenses for the fiscal year ended September 30, 2021 of $370.0 million.
Share Awards by Our Public Clients
Our public clients annually award equity grants to certain of our Directors, officers and employees. During the fiscal year ended September 30, 2021, the compensation committees of the Managed Equity REITs and the public Managed Operating Companies awarded common shares directly to such persons in connection with their service as officers of, or the provision of services to, those companies, and SEVN awarded common shares to such persons on October 1, 2021. Based on their grant date values, the aggregate value of such awards was as follows: $2.4 million from DHC; $3.1 million from ILPT; $3.0 million from OPI; $3.2 million from SVC; $0.5 million from FVE; $3.2 million from TA; and $0.9 million from SEVN. On occasion, our public clients have entered into arrangements with former employees of RMR LLC in connection with the termination of their employment with RMR LLC, providing for the acceleration of vesting of common shares previously awarded to them under the respective companies’ equity compensation plan.
Merger of TRMT with and into RMRM
On September 30, 2021, TRMT merged with and into SEVN (then RMRM), with SEVN continuing as the surviving company. Tremont Realty Capital continues to manage the combined company pursuant to SEVN’s management agreement with Tremont Realty Capital and waived the termination fee that would otherwise be payable by TRMT as a result of the Merger. Immediately prior to the consummation of the Merger, Tremont Realty Capital owned 1,600,100, or approximately 19.3%, of TRMT’s then outstanding common shares. Pursuant to the Merger, each common share of TRMT converted to 0.516 of a common share of SEVN. As a result of the Merger, Tremont Realty Capital owned 825,651, or approximately 5.7% of SEVN’s outstanding common shares as of the effective time of the Merger on September 30, 2021.
The Up-C Transaction
The transaction by which, among other things, DHC, OPI, Select Income REIT (now part of OPI) and SVC, the four then existing Managed Equity REITs, acquired 15,000,000 Class A Common Shares (the “Up-C Transaction”) from us, was completed on June 5, 2015 pursuant to transaction agreements, we, RMR LLC and ABP Trust entered with each of such Managed Equity REIT. On July 1, 2019, DHC, OPI (including the shares Select Income REIT had acquired) and SVC sold all their Class A Common Shares in an underwritten public offering at a price to the public of $40.00 per share pursuant to an underwriting agreement among us, those Managed Equity REITs and the underwriters named therein. In addition to the amended and restated business management agreement and amended and restated property management agreement RMR LLC entered with each such Managed Equity REIT, we are party to the agreements described below which were entered into on June 5, 2015 in connection with the Up-C Transaction:
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ABP Trust Registration Rights Agreement. We are party to a registration rights agreement with ABP Trust pursuant to which ABP Trust has demand and “piggyback” registration rights, subject to certain limitations, covering the Class A Common Shares held by it, including Class A Common Shares it receives upon exchange of class A membership units of RMR LLC or conversion of Class B-1 Common Shares.

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Tax Receivable Agreement. We are party to a tax receivable agreement with ABP Trust that provides for the payment by RMR Inc. to ABP Trust of 85.0% of the amount of cash savings, if any,

B-10 THE RMR GROUP INC.	2022 Proxy Statement

in U.S. federal, state and local income or franchise tax that we realize as a result of (a) the increases in tax basis attributable to our dealings with ABP Trust and (b) tax benefits related to imputed interest deemed to be paid by us as a result of the tax receivable agreement. Payments made under the tax receivable agreement are required to be made within 80 days of the filing of our tax returns. The term of the tax receivable agreement commenced on June 5, 2015 and will continue until all such tax benefits have been utilized or expired, unless the tax receivable agreement is terminated upon a change of control or upon certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement. The tax receivable agreement provides that, upon certain changes of control and certain breaches of the agreement that we fail to cure in accordance with the terms of the agreement, our obligations with respect to redeemable class A membership units of RMR LLC will be accelerated. In those circumstances, our obligations under the tax receivable agreement would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits described in the tax receivable agreement, and that any class A membership units of RMR LLC that have not been redeemed will be deemed redeemed for the market value of our Class A Common Shares at the time of the change of control or breach, as applicable. It is possible, in these circumstances, that the cash tax savings realized by us may be significantly less than the corresponding tax receivable agreement payments.
As of September 30, 2021, we had recorded a liability of $27.8 million payable to ABP Trust under the tax receivable agreement, which relates to our purchase of 15,000,000 class A membership units of RMR LLC in the Up-C Transaction. During the fiscal year ended September 30, 2021, we paid $2.2 million to ABP Trust pursuant to the tax receivable agreement. Future redemptions of ABP Trust’s class A membership units of RMR LLC, if and when they occur, are expected to give rise to increases in the tax basis of the assets of RMR LLC attributable to our interests in RMR LLC. Such increases in tax basis are likely to increase (for tax purposes) amortization deductions and therefore reduce the amount of income tax we would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain assets to the extent the increased tax basis is allocated to those assets. As a result, any such future redemptions are expected to increase the amounts payable to ABP Trust under the tax receivable agreement.
•
The RMR LLC Operating Agreement. RMR LLC is party to the LLC operating agreement with us and ABP Trust, which agreement governs the operations of RMR LLC and the rights and obligations of its members. Through our status as the managing member of RMR LLC, we exercise control over RMR LLC and are responsible for all operational and administrative decisions of RMR LLC and the day to day management of RMR LLC’s business.

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Distributions by RMR LLC to its Members. We determine when distributions will be made to the members of RMR LLC and the amount of any such distributions, except that RMR LLC is required by the LLC operating agreement to make certain distributions to the members of RMR LLC quarterly on the basis of the assumed tax liabilities of the members and in connection with a dissolution of RMR LLC. Under the LLC operating agreement, all distributions from RMR LLC are to be made to the members of RMR LLC pro rata in accordance with the percentage interest of the membership units they hold and net profits and net losses of RMR LLC generally are to be allocated to its members pro rata in accordance with the percentage interest of the membership units they hold. For the fiscal year ended September 30, 2021, pursuant to the LLC operating agreement, RMR LLC made required quarterly tax distributions to holders of its membership units totaling $31.5 million. ABP Trust or its subsidiary, as the holder of 15,000,000 class A membership units of RMR LLC, received $14.7 million of these distributions by RMR LLC, and we received the balance. To fund our payment of dividends of $0.38 per Class A Common Share and per Class B-1 Common Share on each of November 19, 2020, February 18, 2021, May 20, 2021 and August 19, 2021, respectively, and of a one-time special dividend of $7.00 per share in order to return excess capital to our shareholders on September 16, 2021, RMR LLC paid distributions in the aggregate of $257.5 million to holders of its class A membership units and class B membership units. For the fiscal year ended September 30, 2021, ABP Trust or its subsidiary, as the holder of 15,000,000 class A membership units of RMR

THE RMR GROUP INC.	2022 Proxy Statement B-11

LLC, received an aggregate of $123.0 million of these distributions by RMR LLC, and we received the balance.
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Coordination of RMR Inc. and RMR LLC. RMR LLC is permitted to issue additional RMR LLC membership units from time to time provided that they are substantially equivalent to additional equity securities issued from time to time by us. At any time we issue any equity securities, we have agreed to contribute to RMR LLC the net proceeds, if any, we received in connection with the issuance. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of units of RMR LLC with substantially the same rights and restrictions. Conversely, if we redeem or repurchase any of our equity securities, RMR LLC will, immediately prior to our redemption or repurchase, redeem or repurchase, upon the same terms and for the same price, an equal number of equity securities of RMR LLC held by us with substantially the same rights and restrictions as the equity securities being redeemed or repurchased. The class A membership units of RMR LLC not held by us and our Class B-2 Common Shares constitute “paired interests.” If RMR LLC issues additional class A membership units to someone other than us, we have agreed to issue to that member an equivalent number of our Class B-2 Common Shares.

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Redemption Rights of Holders of Class A Membership Units. Holders of class A membership units, other than us, may cause RMR LLC to redeem their class A membership units for Class A Common Shares on a 1:1 basis, or we may elect to pay cash on such redemption. For each class A membership unit redeemed, we will automatically redeem the corresponding Class B-2 Common Share comprising the “paired interest” for no additional consideration.

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Transfers of Membership Units of RMR LLC. Membership units of RMR LLC are subject to certain specified restrictions on transfer.

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Indemnification and Exculpation. RMR LLC has agreed to indemnify the current and former members of RMR LLC, executive officers and directors of us or RMR LLC, and current and former executive officers and directors of us or RMR LLC serving at our request or the request of RMR LLC as an executive officer or director of another entity, except in certain matters in which it is established that the individual in question received an improper benefit or undertook active and deliberate dishonesty. We, our affiliates and executive officers, the tax matters partner of RMR LLC and the executive officers of RMR LLC will not be liable to RMR LLC or to any non-managing member of RMR LLC for any act or omission performed or omitted by or on behalf of the individual or entity in question in such capacity, with an exception for certain matters for which it is established that the person received an improper benefit or undertook active and deliberate dishonesty.

Leases
As of September 30, 2021, RMR LLC leased office space for use as its headquarters and other offices under various lease agreements with ABP Trust and certain Managed Equity REITs. For the fiscal year ended September 30, 2021, RMR LLC incurred rental expense under these leases aggregating $5.7 million. Generally, the rents RMR LLC pays the Managed Equity REITs were set at the average building rent for third party tenants in the same buildings at the time the leases were entered and the leases were approved by the independent trustees of the applicable Managed Equity REIT. The rents RMR LLC pays to ABP Trust were set based upon a survey of comparable market rents at the time the leases were entered. These leases have various termination dates and several have renewal options. Also, some of these leases allow RMR LLC to terminate the lease early if RMR LLC’s management agreements applicable to the buildings in which RMR LLC leases space are terminated.
Other
In October 2020, we entered into a retirement agreement with David M. Blackman, a former Executive Vice President of RMR LLC. Pursuant to his retirement agreement, Mr. Blackman continued to serve as president, chief executive officer and a director of Tremont Realty Capital, president, chief executive officer and managing trustee of TRMT, president and chief executive officer of OPI, executive vice president of RMR Advisors LLC through December 31, 2020 and as a managing trustee of OPI until June 17, 2021. In addition, Mr. Blackman served as an employee of RMR LLC through June 30, 2021. Under Mr. Blackman’s retirement

B-12 THE RMR GROUP INC.	2022 Proxy Statement

agreement, RMR LLC paid Mr. Blackman combined cash payments in the amount of $2.85 million. In addition, in October 2020, our Compensation Committee approved the acceleration of all 9,400 unvested shares owned by Mr. Blackman of us as of his retirement date, June 30, 2021, subject to conditions set forth in his retirement agreement. Mr. Blackman’s retirement agreement contained other terms and conditions, including cooperation, confidentiality, non-solicitation, non-competition and other covenants, and a waiver and release.
We entered into retirement agreements with certain of our former officers in connection with their retirements. Pursuant to these agreements, we made various cash payments and accelerated the vesting of unvested shares RMR Inc. previously awarded to these retiring officers. We also enter into separation arrangements from time to time with other nonexecutive officers and employees of ours. For the fiscal year ended September 30, 2021, we recognized separation costs of $3.2 million in connection with the resignations and retirements of our executive officers.
We, DHC, ILPT, OPI, SVC, FVE, TA and SEVN participate in a combined directors’ and officers’ liability insurance policy for primary coverage, including errors and omissions coverage for RMR LLC. We paid a premium of $0.1 million for this coverage for each of the policy years ending September 30, 2021 and 2022, respectively. The premiums for the combined policy were allocated among the insured companies after consultation with our insurance broker.
Pursuant to RMR LLC’s management agreements with our clients, RMR LLC may from time to time negotiate on behalf of such entities with certain third party vendors and suppliers for the procurement of services to them. As part of this arrangement, these entities may enter agreements with RMR LLC and our clients for the purpose of obtaining more favorable terms from such vendors and suppliers.
We conduct a Leadership Development Program for which certain of our employees take part in a two year rotational program, working at each of RMR LLC, FVE, TA and Sonesta. The employee remains on our payroll during this rotational program and the Managed Operating Companies reimburse us for the applicable employee costs for the period of time that the employee works for it.
We and our public clients have in the past held, and likely will in the future hold, business meetings at Sonesta operated hotels from time to time, and the directors, trustees, officers and employees of us and our public clients have in the past stayed, and are likely in the future to stay, overnight at Sonesta operated hotels when traveling for business. The applicable company pays Sonesta for the use of meeting space and related services and pays Sonesta or reimburses its directors, trustees, officers or employees for the costs of these hotel stays.
For more information about related person transactions, please see the proxy statements and periodic reports filed with the SEC by our public clients, i.e., DHC, ILPT, OPI, SVC, FVE, TA and SEVN. These SEC filed proxy statements and periodic reports are available at www.sec.gov. Those documents are not incorporated by reference into this Proxy Statement. Also, please see Note 5, Related Person Transactions, included in the audited consolidated financial statements included in our Annual Report for additional information regarding related party transactions for the fiscal year ended September 30, 2021.

THE RMR GROUP INC.	2022 Proxy Statement B-13

THANK YOU
Thank you for being a shareholder of The RMR Group Inc.

THE RMR GROUP

SCAN TO
VIEW MATERIALS & VOTE

D64877-P65779

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE RMR GROUP INC.

1. Election of Directors.	For	Withhold
Jennifer B. Clark	☐	☐
Ann Logan	☐	☐
Rosen Plevneliev	☐	☐
Adam Portnoy	☐	☐
Jonathan Veitch	☐	☐
Walter C. Watkins, Jr.	☐	☐

	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes to approve executive compensation.	☐	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5 AND 1 YEAR ON PROPOSAL 3.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE RMR GROUP INC.C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTEAUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on March 9, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on March 9, 2022. Have your proxy card in hand when you call and then follow the instructions.If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern Time, on the day before the reconvened meeting.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The RMR Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY VIRTUALLY ATTENDING THE MEETINGDuring the meeting - Go to https://www.virtualshareholdermeeting.com/RMR2022You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website.ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by The RMR Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by email or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D64877-P65779 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE RMR GROUP INC. ANNUAL MEETING OF SHAREHOLDERSMarch 10, 2022, 9:30 a.m., Eastern Time Virtually via the Internet athttps://www.virtualshareholdermeeting.com/RMR2022Please see the Proxy Statement for attendance instructions.The 2022 Annual Meeting of Shareholders of The RMR Group Inc. will address the following items of business:1.Election of the Directors named in the Proxy Statement to the Company's Board of Directors;2.Advisory vote to approve executive compensation;3.Advisory vote on the frequency of future advisory votes to approve executive compensation;4.Approval of The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan;5.Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2022 fiscal year; and6.Transaction of such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5 AND 1 YEAR ON PROPOSAL 3.D64878-P65779 THE RMR GROUP INC.ANNUAL MEETING OF SHAREHOLDERSMarch 10, 2022, 9:30 a.m., Eastern Time Proxy Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the 2022 Annual Meeting of Shareholders of The RMR Group Inc. (the "Company"), including the Company’s annual report and proxy statement, are available on the internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the reverse side hereof.This proxy is solicited on behalf of the Board of Directors of The RMR Group Inc.The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam Portnoy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2022 Annual Meeting of Shareholders of the Company to be held on March 10, 2022, at 9:30 a.m., Eastern Time, virtually via the internet at https://www.virtualshareholdermeeting.com/RMR2022, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the annual report and the proxy statement, which includes the Notice of 2022 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the
meeting.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5 AND 1 YEAR FOR PROPOSAL 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.See reverse for instructions